As filed with the Securities and Exchange Commission on June 4, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CLEARWATER PAPER CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	2631	20-3594554
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

601 West Riverside, Suite 1100

Spokane, Washington, 99201

(509) 344-5900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael S. Gadd

Senior Vice President, General Counsel and Corporate Secretary

Clearwater Paper Corporation

601 West Riverside, Suite 1100

Spokane, Washington, 99201

(509) 344-5900

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy To:

Blair W. White, Esq.

Justin D. Hovey, Esq.

Pillsbury Winthrop Shaw Pittman LLP

Four Embarcadero Center, 22nd Floor

San Francisco, CA 94111

(415) 983-1000

(415) 983-1200 (facsimile)

Approximate Date of Commencement of Proposed Sale of the Securities to the Public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
4.50% Senior Notes due 2023	$275,000,000	100%	$275,000,000	$37,510
Guarantees of the 4.50% Senior Notes due 2023 (2)	N/A	N/A	N/A	(3)
Total:	$275,000,000	100%	$275,000,000	$37,510

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.
(2)	Certain wholly owned domestic subsidiaries of Clearwater Paper Corporation guarantee the 4.50% Senior Notes due 2023. See below for additional registrant guarantors.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate consideration will be received for the Guarantees of the 4.50% Senior Notes due 2023.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter (1)	I.R.S. Employer Identification No.	Jurisdiction of Incorporation
Cellu Tissue Holdings, Inc.	06-134649	Delaware
Cellu Tissue Corporation–Natural Dam	06-150911	Delaware
Cellu Tissue Corporation–Neenah	42-154613	Delaware
Cellu Tissue LLC	06-134649	Delaware
Clearwater Paper – Wiggins, LLC	45-4173959	Delaware
Menominee Acquisition Corporation	06-150968	Delaware
Cellu Tissue–Thomaston, LLC	36-463553	Delaware
Cellu Tissue–Long Island, LLC	36-463554	Delaware
Cellu Tissue Corporation–Oklahoma City	27-2005803	Delaware
Cellu Tissue–CityForest, LLC	20-8641877	Minnesota
Clearwater Fiber, LLC	46-1617733	Delaware

(1)	The principal executive offices of, and the agent for service for, each registrant guarantor is Michael S. Gadd, Senior Vice President, General Counsel and Corporate Secretary, Clearwater Paper Corporation, 601 West Riverside, Suite 1100, Spokane, Washington, 99201, (509) 344-5900.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 4, 2013

PRELIMINARY PROSPECTUS

CLEARWATER PAPER CORPORATION

OFFER TO EXCHANGE ALL OUTSTANDING

$275,000,000 4.50% Senior Notes due 2023

FOR NEWLY ISSUED, REGISTERED

$275,000,000 4.50% Senior Notes due 2023

Terms of Exchange Offer

We are offering to exchange 4.50% Senior Notes due 2023 of Clearwater Paper Corporation, or Clearwater Paper, which have been registered under the Securities Act of 1933, or the exchange notes, for any and all currently outstanding 4.50% Senior Notes due 2023 of Clearwater Paper, or the outstanding notes. The exchange notes and the outstanding notes are both guaranteed by certain wholly-owned domestic subsidiaries of Clearwater Paper. The exchange notes are substantially identical to the outstanding notes, except that the exchange notes have been registered under the federal securities laws and the transfer restrictions, registration rights and additional interest provisions applicable to the outstanding notes do not apply to the exchange notes. The exchange notes will represent the same debt as the outstanding notes, and will be issued under the same indenture.

We will exchange an equal principal amount of exchange notes for all outstanding notes that you validly tender and do not validly withdraw before the exchange offer expires. The exchange offer expires at 12:00 midnight, New York City time, on             , 2013, unless extended. We do not currently intend to extend the exchange offer.

You may withdraw tenders of outstanding notes at any time prior to the expiration of the exchange offer.

The exchange of outstanding notes for exchange notes will not be a taxable event for United States federal income tax purposes.

Neither Clearwater Paper, nor any of its subsidiaries, will receive any proceeds from the exchange offer.

There is not an existing market for the exchange notes and we do not intend to apply for listing of the exchange notes on any securities exchange or automated quotation system.

Consider carefully the “Risk Factors” starting on page 11 of this prospectus.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the rules and regulations thereunder, which are referred to collectively as the Securities Act.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that this prospectus will be made available for 180 days after the date hereof to any broker-dealer for use in connection with any such resale.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE EXCHANGE NOTES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is             , 2013

This prospectus incorporates important business and financial information about Clearwater Paper Corporation that is not included or delivered with this prospectus. This information is available without charge to security holders upon written or oral request.

Any requests for business and financial information incorporated but not included in this prospectus should be sent to Clearwater Paper Corporation, 601 West Riverside, Suite 1100, Spokane, Washington, 99201, Attn: Corporate Secretary. To obtain timely delivery, holders of outstanding notes must request the information no later than             , 2013.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with any information or represent anything about us or this offering that is not contained in this prospectus. If given or made, any such other information or representation should not be relied upon as having been authorized by us. We are offering to exchange the outstanding notes for the exchange notes only in places where the exchange offer is permitted.

- i -

ABOUT THIS PROSPECTUS

In this prospectus, the term “Clearwater Paper,” “we,” “us,” or the “Company” refers to Clearwater Paper Corporation and our subsidiaries, unless we indicate otherwise or the context otherwise requires. “Outstanding notes” refers to the $275,000,000 aggregate principal amount of our unregistered 4.50% Senior Notes due 2023 originally issued on January 23, 2013. “Exchange notes” refers to our registered 4.50% Senior Notes due 2023 offered pursuant to this prospectus. The outstanding notes and the exchange notes are sometimes referred to collectively as the “notes.”

Any statements in this prospectus concerning the provisions of any document are not complete. Reference is made to the copy of that document filed or incorporated or deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or otherwise filed with the Securities and Exchange Commission, or the SEC. Each statement concerning the provisions of any document is qualified in its entirety by reference to the document so filed.

Neither the delivery of this prospectus nor any sale or exchange made hereunder or thereunder shall, under any circumstances, create an implication that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to its date. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. The business, financial condition, results of operations and prospects of Clearwater Paper may have changed since that date.

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference in this prospectus, contains, in addition to historical information, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our stock repurchase program and accelerated stock buyback program, the costs and benefits associated with the closure of our Thomaston, Georgia facility, our long-term strategy for the company and our operating divisions, the benefits of a broad manufacturing footprint and the location of our manufacturing facilities, increased customer and market opportunities for our consumer products business, cost savings programs, net cost savings from synergies associated with the Cellu Tissue Holdings, Inc. acquisition, cost reductions resulting from our new wood chipping facility, the acceptance of private label products, pulp costs, our use of internally produced pulp, the cost and timing to complete new facilities, tax rates, scheduled downtime at our facilities, future growth opportunities, future revenues, cash flows, capital expenditures, operating costs, including energy costs, chemical costs, transportation costs, wood fiber supply and costs, depreciation and amortization expense, manufacturing output, liquidity, manufacturing capability, capitalized interest, interest expenses, debt service obligations, the payment of dividends, benefit plan funding levels, the effect of recent accounting standards on our financial condition and results of operations and the tax treatment of the alternative fuels and cellulosic biofuels tax credits. Words such as “anticipate,” “expect,” “intend,” “plan,” “target,” “project,” “believe,” “schedule,” “estimate,” “may,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based on management’s current expectations, estimates, assumptions and projections that are subject to change. Our actual results of operations may differ materially from those expressed or implied by the forward-looking statements contained in or incorporated by reference in this prospectus. Important factors that could cause or contribute to such differences include those risks discussed under “Risk Factors” in this prospectus, including the following:

•	difficulties with the optimization and realization of the benefits expected from our new through-air-dried, or TAD, paper machine and converting lines in Shelby, North Carolina;

•	the loss of business from a significant customer;

•	increased dependence on wood pulp;

•	changes in transportation costs and disruptions in transportation services;

•	manufacturing or operating disruptions, including equipment malfunction and damage to our manufacturing facilities caused by fire or weather-related events and IT system failures;

•	changes in the cost and availability of wood fiber and wood pulp;

•	changes in costs for and availability of packaging supplies, chemicals, energy and maintenance and repairs;

•	competitive pricing pressures for our products, including as a result of increased capacity as additional manufacturing facilities are operated by our competitors;

•	changes in customer product preferences and competitors’ product offerings;

•	increased supply and pricing pressures resulting from increasing Asian paper production capabilities;

•	our qualification to retain, or ability to utilize, tax credits associated with alternative fuels or cellulosic biofuels and the tax treatment associated with receipt of such credits;

•	environmental liabilities or expenditures;

•	changes in the U.S. and international economies and in general economic conditions in the regions and industries in which we operate;

•	changes in expenses and required contributions associated with our pension plans;

•	cyclical industry conditions;

•	reliance on a limited number of third-party suppliers for raw materials;

•	labor disruptions;

•	inability to successfully implement our expansion strategies;

•	inability to fund our debt obligations;

•	restrictions on our business from debt covenants and terms; and

•	changes in laws, regulations or industry standards affecting our business.

Forward-looking statements contained or incorporated by reference in this prospectus present our views only as of the date of this prospectus. Except as required under applicable law, we do not intend to issue updates concerning any future revisions of our views to reflect events or circumstances occurring after the date of this prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all the information that you should consider before exchanging the notes. You should read this entire document carefully, including the information under the heading “Risk Factors,” before making a decision to exchange your outstanding notes for exchange notes.

Our Company

Clearwater Paper Corporation is a leading North American producer of private label tissue and paperboard products. We manufacture quality consumer tissue, away-from-home tissue, or AFH, parent rolls (non-converted tissue product), machine-glazed tissue, bleached paperboard and pulp at 15 manufacturing locations in the U.S. and Canada. Our private label consumer tissue products—facial and bath tissue, paper towels and napkins—are used primarily at-home and are principally sold to major retailers and wholesale distributors, which include grocery, drug, mass-merchant and discount stores. Our paperboard is sold primarily in the high-end segment of the packaging industry, which demands high-quality construction and print surfaces for graphics. Our products are made primarily from wood fiber pulp.

History

Our company was owned directly or indirectly by Potlatch Corporation, or Potlatch, until our spin-off on December 16, 2008. In the spin-off, Potlatch distributed 100% of the issued and outstanding shares of our common stock to the holders of Potlatch common stock.

Unless the context otherwise requires or otherwise indicates, references in this report to “Clearwater Paper Corporation,” “we,” “our,” “the company” and “us” refer:

•	for all periods prior to the spin-off, to the consumer products and pulp and paperboard businesses separated from Potlatch in the spin-off; and

•	for all periods following the spin-off, to Clearwater Paper Corporation and its subsidiaries.

On December 27, 2010, we acquired Cellu Tissue Holdings, Inc., or Cellu Tissue, a tissue manufacturing and converting company whose customers included consumer retailers and AFH distributors of tissue products, vertically integrated manufacturers and third-party converters serving the tissue, foam and machine-glazed tissue sectors. Cellu Tissue sold product as finished cases and parent rolls.

Organization

Our businesses are organized into two reportable operating segments: Consumer Products and Pulp and Paperboard. Our Consumer Products segment manufactures and sells a complete line of at-home tissue products and also manufactures and sells away-from-home products. Our Consumer Products segment manufactures and markets consumer private label tissue products in each tissue category, including bathroom tissue, household paper towels, napkins and facial tissue. Our Pulp and Paperboard segment manufactures and markets bleached paperboard for the high-end segment of the packaging industry and is a leading producer of solid bleached sulfate paperboard. This segment also produces hardwood and softwood pulp, which is primarily used as the basis for our paperboard products, and slush pulp, which it supplies to our Consumer Products segment.

SUMMARY OF THE EXCHANGE OFFER

Offering of Outstanding Notes	On January 23, 2013, we issued $275,000,000 aggregate principal amount of 4.50% Senior Notes due 2023 to the initial purchasers in a private offering. The initial purchasers subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons within the meaning of Regulation S under the Securities Act.

Registration Rights Agreement	Clearwater Paper, the guarantors and the initial purchasers have entered into a registration rights agreement for the exchange offer. The registration rights agreement requires that Clearwater Paper use commercially reasonable efforts to complete a registered exchange offer for the outstanding notes or cause to become effective a shelf registration statement for resales of the outstanding notes. The exchange offer is intended to satisfy our obligations under the registration rights agreement.

The Exchange Offer	We are offering to issue up to $275,000,000 aggregate principal amount of our 4.50% Senior Notes due 2023, which have been registered under the Securities Act, for a like principal amount of our outstanding notes, which were offered without registration under the Securities Act. The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that (i) the exchange notes have been registered under the Securities Act, (ii) the exchange notes will not bear any legend restricting their transfer, (iii) the registration rights and additional interest provisions applicable to the outstanding notes do not apply to the exchange notes, and (iv) the exchange notes bear a different CUSIP number than the outstanding notes.

Procedures for Tendering Outstanding Notes	If you wish to accept the exchange offer, you must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, in accordance with the instructions contained in this prospectus and in the letter of transmittal. You should then mail or otherwise deliver the letter of transmittal, or facsimile, together with the outstanding notes to be exchanged and any other required documentation, to the exchange agent at the address set forth in this prospectus and in the letter of transmittal.

By executing the letter of transmittal, you will represent to Clearwater Paper that, among other things:

•    you, or any person or entity receiving the exchange notes, are acquiring the exchange notes in the ordinary course of business;

•    neither you nor any person or entity receiving the exchange notes is engaging in or intends to engage in a distribution of the exchange notes within the meaning of the federal securities laws;

•    neither you nor any person or entity receiving the exchange notes has an arrangement or understanding with any person or entity to participate in any distribution of the exchange notes;

•    neither you nor any person or entity receiving the exchange notes is an “affiliate” of Clearwater Paper, as defined in Rule 405 under the Securities Act;

•    if you are a broker-dealer, you will receive the exchange notes for your own account in exchange for outstanding notes acquired as the result of market-making activities or other trading activities and that you will deliver a prospectus in connection with any resale of the exchange notes; and

•    you are not acting on behalf of any person or entity that could not truthfully make these statements.

Alternatively, you may tender your outstanding notes by following the procedures for book-entry delivery or by complying with the guaranteed delivery procedures each described in this prospectus. See “The Exchange Offer—Procedures for Tendering.”

Resales

Based on interpretations of the staff of the SEC, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•    you are not a broker-dealer tendering notes acquired directly from us;

•    you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes issued in the exchange offer; and

•    you are not an affiliate of Clearwater Paper.

If any of these conditions is not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from these requirements, you may incur liability under the Securities Act. Clearwater Paper will not assume and will not indemnify you against any such liability.

Each broker-dealer that is issued exchange notes in the exchange offer for its own account in exchange for outstanding notes, where such outstanding notes were acquired by that broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. See “Plan of Distribution.”

Expiration Date	The exchange offer will expire at 12:00 midnight, New York City time, on , 2013, unless extended. We do not currently intend to extend the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, including that it does not violate any applicable law or SEC staff interpretation.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents, or you cannot comply with the applicable procedures under the Depository Trust Company’s, or DTC’s, Automated Tender Offer Program, prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus. See “The Exchange Offer—Procedures for Tendering.”

Special Procedures for Beneficial Owners	If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest or outstanding notes in the exchange offer, you should contact the person in whose name your book-entry interests or outstanding notes are registered promptly and instruct that person to tender on your behalf.

Effect of Not Tendering	Any outstanding notes that are not tendered or that are tendered but not accepted will remain subject to restrictions on transfer. Since the outstanding notes have not been registered under the Securities Act, they bear a legend restricting their transfer absent registration or the availability of a specific exemption from registration.

Interest on the Exchange Notes and the Outstanding Notes	The exchange notes will bear interest from the most recent interest payment date to which interest has been paid on the outstanding notes. Interest on the outstanding notes accepted for exchange will cease to accrue upon the issuance of the exchange notes.

Withdrawal Right	Tenders of outstanding notes may be withdrawn at any time prior to 12:00 midnight, New York City time, on , 2013 by complying with the withdrawal procedures described in this prospectus. See “The Exchange Offer—Withdrawal Rights.”

Federal Income Tax Consequences	The exchange of outstanding notes for exchange notes will not be a taxable event for United States federal income tax purposes. You will not recognize any taxable gain or loss as a result of exchanging outstanding notes for exchange notes and you will have the same tax basis and holding period in the exchange notes as you had in the outstanding notes immediately before the exchange. See “Material United States Federal Income Tax Consequences.”

Use of Proceeds	Clearwater Paper will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer. See “Use of Proceeds.”

Exchange Agent	U.S. Bank National Association is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are listed under the heading “The Exchange Offer—Exchange Agent.”

SUMMARY TERMS OF THE EXCHANGE NOTES

Issuer	Clearwater Paper Corporation, a Delaware corporation

Notes Offered	$275,000,000 aggregate principal amount of 4.50% Senior Notes due 2023

Maturity Date	February 1, 2023

Interest	Interest on the exchange notes will accrue at a rate of 4.50% per annum, payable semi-annually in cash in arrears on February 1 and August 1 of each year, commencing on August 1, 2013.

Guarantees	The exchange notes will be guaranteed by each of our existing direct and indirect subsidiaries (other than Interlake Acquisition Corporation Limited), and each future direct and indirect subsidiary of ours that is a domestic subsidiary and is not designated as an “Unrestricted Subsidiary” by us. See “Description of Exchange Notes—Note Guarantees.”

Ranking

The exchange notes and the guarantees will be general senior unsecured obligations of Clearwater Paper and the guarantors and will be:

•    equal in right of payment with all of our and any guarantor’s existing and future senior unsecured indebtedness;

•    senior in right of payment to all of our and any guarantor’s future subordinated indebtedness;

•    effectively subordinated to all of our and any guarantor’s existing and future secured indebtedness, including indebtedness under our senior secured revolving credit facility, to the extent of the value of the assets securing that indebtedness; and

•    structurally subordinated to all of the existing and future liabilities, including trade payables, of our subsidiaries that do not guarantee the exchange notes.

Optional Redemption	The exchange notes will be redeemable, in whole or in part, at any time on or after February 1, 2018 on the redemption dates and at the redemption prices specified under “Description of Exchange Notes—Optional Redemption.” Prior to such date we may redeem some or all of the notes at a price of 100% of the principal amount, plus accrued and unpaid interest, if any, plus a “make-whole” premium. We may redeem up to 35% of the notes prior to February 1, 2016 with the net cash proceeds from one or more qualified equity offerings. See “Description of Notes—Optional Redemption.”

Mandatory Offer to Repurchase	If we sell certain assets and do not apply the proceeds as required or experience specific kinds of changes of control, we must offer to repurchase the exchange notes at the prices set forth under “Description of Exchange Notes—Repurchase at the Option of Holders” below.

Certain Covenants	The covenants contained in the indenture under which the exchange notes will be issued will, among other things, limit our ability and the ability of any restricted subsidiaries to:

•    borrow money;

•    pay dividends, redeem or repurchase our capital stock;

•    make investments;

•    sell assets;

•    create restrictions on the payment of dividends or other amounts to us from our restricted subsidiaries;

•    enter into transactions with affiliates;

•    enter into sale and lease-back transactions;

•    create liens; and

•    consolidate, merge or sell all or substantially all of our assets.

In addition, the indenture will, among other things, require us to provide reports to holders of the exchange notes. These covenants are subject to a number of important exceptions, limitations and qualifications which are described under “Description of Exchange Notes.”

No Established Trading Market	The exchange notes will not be listed on any securities exchange or on any automated dealer quotation system. We cannot assure you that an active or liquid trading market for the exchange notes will develop. If an active or liquid trading market for the exchange notes does not develop, the market price and liquidity of the exchange notes may be adversely affected.

SUMMARY HISTORICAL FINANCIAL DATA

Prior to our spin-off from Potlatch Corporation on December 16, 2008, we were a wholly-owned subsidiary of Potlatch Corporation. On December 16, 2008, Potlatch distributed 100% of the issued and outstanding shares of our common stock to the holders of Potlatch common stock.

During the period from December 16, 2008 through December 31, 2012, we operated as and were accounted for as a separate public company. Our results of operations and financial condition reflected in the table below cover periods prior to the spin-off and related transactions. The historical financial and other data for periods prior to the spin-off were prepared on a combined basis from Potlatch’s consolidated financial statements using the historical results of operations and basis of the assets and liabilities of Potlatch’s Consumer Products and Pulp and Paperboard businesses and its wood products operation at Lewiston, Idaho, and give effect to allocations of expenses from Potlatch. The following historical financial information for the three months ended March 31, 2012 and 2013 is derived from our unaudited consolidated condensed financial statements and supporting books and records. The unaudited historical financial information presented has been prepared on a basis consistent with our audited financial statements. In the opinion of management, such unaudited historical financial information reflects all adjustments consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for these periods. All other data has been derived from our audited financial statements. Our historical financial and other data is not necessarily indicative of our future performance nor do they necessarily reflect what our financial position and results of operations would have been had we operated as a separate, stand-alone entity prior to December 16, 2008. In addition, all amounts below for 2010 and thereafter reflect the acquisition of Cellu Tissue on December 27, 2010, including four days of Cellu Tissue’s operating results and incurrence of acquisition related expenses.

This information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes related to those financial statements incorporated by reference in this prospectus.

(Dollars in thousands, except per share and share count amounts)	2012	2011	2010	2009	2008	March 31, 2013	March 31, 2012
Net sales	$1,874,304	$1,927,973	$1,372,965	$1,250,069	$1,255,309	$460,824	$457,798
Income from operations	145,387	115,445	98,767	297,440	28,484	12,483	25,648
Net earnings (loss)[1]	64,131	39,674	73,800	182,464	9,743	(882)	3,726
Working capital[2]	293,733	390,839	394,346	452,583	14,022	369,574	343,751
Note payable to Potlatch	—	—	—	—	100,000	—	—
Long-term debt, net of current portion	523,933	523,694	538,314	148,285	—	650,000	523,752
Stockholders’ equity	540,894	484,904	468,349	363,736	180,989	491,425	481,294
Capital expenditures[3]	207,115	137,743	47,033	19,328	21,306	13,363	50,191
Property, plant and equipment, net	877,377	735,566	654,456	364,024	389,867	871,745	768,339
Total assets	1,633,456	1,571,318	1,545,336	947,463	683,266	1,706,631	1,583,967
Basic net earnings (loss) per common share	2.75	1.73	3.22	8.03	0.43	(0.04)	0.16
Basic average common shares outstanding	23,299	22,914	22,947	22,721	22,710	22,884	23,079
Diluted net earnings (loss) per common share	2.72	1.66	3.12	7.75	0.43	(0.04)	0.16
Diluted average common shares outstanding	23,614	23,952	23,670	23,540	22,710	22,884	23,417

[1]	Income from operations for the year ended December 31, 2009, included $170.6 million associated with the Alternative Fuel Mixture Tax Credit.
[2]	Working capital is defined as our current assets less our current liabilities as presented on our Consolidated Balance Sheets.
[3]

Capital expenditures in 2012, 2011 and 2010 primarily include expenditures related to our through-air-dried tissue expansion project at our Shelby, North Carolina, and Las Vegas, Nevada, manufacturing and converting facilities.

Ratio of Earnings to Fixed Charges

Our ratio of earnings to fixed charges for the years ended December 31, 2008, 2009, 2010, 2011 and 2012 was 1.9, 14.6, 3.8, 2.2 and 2.8, respectively, and 2.0 for the three months ended March 31, 2012. Earnings were insufficient to cover fixed charges by $15.6 million for the three months ended March 31, 2013. See “Ratio of Earnings to Fixed Charges.”

Risk Factors

You should carefully consider all of the information contained in this prospectus, including the discussion under the caption “Risk Factors” regarding specific risks involved in participating in the exchange offer.

Corporate Information

Our principal offices are located at 601 West Riverside, Suite 1100, Spokane, Washington, 99201, and our telephone number at that location is (509) 344-5900. Our website is www.clearwaterpaper.com. Our website and the information contained therein or connected thereto are not incorporated into this prospectus.

RISK FACTORS

You should carefully consider the following risk factors in addition to the other information included in this prospectus before tendering your outstanding notes in the exchange offer. In addition, you should carefully consider the matters discussed under “Risk Factors” in our Form 10-K for the year ended December 31, 2012. If any of the following risks actually occur, our business, financial condition, prospects, results of operations or cash flow could be materially and adversely affected. Additional risks or uncertainties not currently known to us, or that we currently deem immaterial, may also impair our business operations. We cannot assure you that any of the events discussed in the risk factors below will not occur and if such events do occur, you may lose all or part of your investment in the notes.

Risks Related to the Exchange Offer

You may have difficulty selling the outstanding notes that you do not exchange.

If you do not exchange your outstanding notes for exchange notes pursuant to the exchange offer, the outstanding notes you hold will continue to be subject to the existing transfer restrictions. The outstanding notes may not be offered, sold or otherwise transferred, except in compliance with the registration requirements of the Securities Act, pursuant to an exemption from registration under the Securities Act or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with applicable state securities laws. We do not anticipate that we will register the outstanding notes under the Securities Act. After the exchange offer is consummated, the trading market for the remaining untendered outstanding notes may be small and inactive. Consequently, you may find it difficult to sell any outstanding notes you continue to hold because there will be fewer outstanding notes of such series outstanding.

Failure to comply with the exchange offer procedures could prevent a holder from exchanging its outstanding notes.

Holders of the outstanding notes are responsible for complying with all exchange offer procedures. The issuance of exchange notes in exchange for outstanding notes will only occur upon completion of the procedures described in this prospectus under “The Exchange Offer.” Therefore, holders of outstanding notes who wish to exchange them for exchange notes should allow sufficient time for timely completion of the exchange procedure. Neither Clearwater Paper nor the exchange agent is obligated to extend the offer or notify you of any failure to follow the proper procedure.

Some holders of the exchange notes may be required to comply with the registration and prospectus delivery requirements of the Securities Act.

If you exchange your outstanding notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

In addition, a broker-dealer that purchased outstanding notes for its own account as part of market-making or trading activities must deliver a prospectus when it sells the exchange notes it received in the exchange offer. Our obligation to make this prospectus available to broker-dealers is limited. We cannot assure you that a proper prospectus will be available to broker-dealers wishing to resell their exchange notes.

Risks Related to Our Business

The expansion of our TAD tissue offerings may not proceed as anticipated.

In connection with our long-term growth strategy, we recently built a new TAD paper machine and installed four converting lines at our facility in Shelby, North Carolina and upgraded our TAD manufacturing capabilities at our Las Vegas, Nevada facility. As these are recently completed projects, we are still in the process of optimizing the operation of the new and upgraded equipment, the quality of the TAD products being produced at these facilities, the converting and distribution of our TAD and existing tissue products and the sales mix of our new TAD product offerings with existing product lines. We are also working with existing customers as well as new customers to develop marketing and sales programs in connection with the new TAD products. These ongoing efforts entail numerous risks, including potential mechanical and other operational problems in the start-up phase of operations of this complex manufacturing equipment, difficulties in integrating the new TAD products with existing products, difficulties in integrating the new operations and personnel with our other tissue operations and market acceptance of the new TAD products. Any of these risks, if realized, could have a material adverse effect on our business, financial condition, results of operations and liquidity. In addition, such events could also divert management’s attention from other business concerns.

Additionally, over the past few years, several new or refurbished TAD paper machines have been completed or announced by our competitors, including private label competitors, that will result in a substantial increase in the supply of TAD tissue in the North American market. This increase in supply of TAD products, as well as the effects of that increased supply in displacing existing conventional tissue product sales, could have a material adverse effect on the price of TAD tissue products and on the market demand for conventional tissue products, which will continue to represent a majority of our total production for the foreseeable future.

The loss of, or a significant reduction in, orders from, or changes in prices in regards to, any of our large customers could adversely affect our operating results and financial condition.

In 2012, our Consumer Products segment derived approximately 32% , of its net sales and we derived approximately 19% of our total net sales from three customers. If we lose any of these customers or if the terms of our relationship with them becomes less favorable to us, our net sales would decline, which would harm our business, results of operations and financial condition. We have experienced increased price and promotion competition for our consumer products customers, which can decrease our gross margins and adversely affect our financial condition. Some of our customers have the capability to produce the parent rolls or products themselves that they purchase from us. Our Pulp and Paperboard segment sells its products to a large number of customers, although certain customers have historically purchased a significant amount of our pulp or paperboard products.

We do not have long-term contracts with any of our customers, including our largest customers, that ensure a continuing level of business from them. In addition, our agreements with our customers are not exclusive and generally do not contain minimum volume purchase commitments. Our relationship with our large customers will depend on our ability to continue to meet their needs for quality products and services at competitive prices. If we lose one or more of these customers or if we experience a significant decline in the level of purchases by any of them, we may not be able to quickly replace the lost business volume and our operating results and business could be harmed. In addition, our focus on these large accounts could affect our ability to serve our smaller accounts, particularly when product supply is tight and we are not able to fully satisfy orders for these smaller accounts.

We have increased our dependence on external sources of wood pulp, which subjects our business and results of operations to potentially significant fluctuations in the price of market pulp.

In 2010, our Consumer Products segment sourced approximately 65% of its annual pulp supply from our Pulp and Paperboard segment, while the Cellu Tissue operations we acquired historically relied entirely on external suppliers for wood pulp. Consequently, due to the integration of the Cellu Tissue operations at the end of 2010, our Consumer Products segment sourced approximately 71% of its pulp requirements externally during 2012. The increased dependence on external sources of wood pulp increases our exposure to fluctuations in prices for wood pulp, which in turn could have a material adverse effect on our financial results, operations and cash flows.

Pulp prices can change, and have changed, significantly from one period to the next. For example, our external pulp costs decreased 17% from 2011 to 2012. The volatility of pulp prices can adversely affect our earnings if we are unable to pass cost increases on to our customers or if the timing of any price increases for our products significantly trails the increases in pulp prices. We have not hedged these risks.

Changes in the cost and availability of wood fiber used in production of our products may adversely affect our results of operations and cash flow.

Wood fiber is the principal raw material used to create wood pulp, which in turn is used to manufacture our pulp and paperboard products and consumer products. In 2012, our wood fiber costs were 10.1% of our cost of sales. Much of the wood fiber we use in our pulp manufacturing process in Lewiston, Idaho, is the by-product of sawmill operations. As a result, the price of these residual wood fibers is affected by operating levels in the lumber industry. The significant reduction in home building over the past four years resulted in the closure or curtailment of operations at many sawmills. The price of wood fiber is expected to remain volatile until the housing market recovers and sawmill operations increase. Additionally, the supply and price of wood fiber can be negatively affected by weather and other events.

The effects on market prices for wood fiber resulting from various governmental programs involving tax credits or payments related to biomass and other renewable energy projects are uncertain and could result in a reduction in the supply of wood fiber available for our pulp and paperboard manufacturing operations. If we and our pulp suppliers are unable to obtain wood fiber at favorable prices or at all, our costs will increase and financial results, operations and cash flows may be materially adversely affected.

We incur significant expenses to maintain our manufacturing equipment and any interruption in the operations of our facilities may harm our operating performance.

We regularly incur significant expenses to maintain our manufacturing equipment and facilities. The machines and equipment that we use to produce our products are complex, have many parts and some are run on a continuous basis. We must perform routine maintenance on our equipment and will have to periodically replace a variety of parts such as motors, pumps, pipes and electrical parts. In addition, our pulp and paperboard facilities require periodic shutdowns to perform major maintenance. These scheduled shutdowns of facilities result in decreased sales and increased costs in the periods in which a shutdown occurs and could result in unexpected operational issues in future periods as a result of changes to equipment and operational and mechanical processes made during the shutdown period.

Unexpected production disruptions could cause us to shut down or curtail operations at any of our facilities. For example, in 2011 we curtailed operations at our Cypress Bend, Arkansas, pulp and paperboard facility as the result of an electrical malfunction and curtailed operations at our Wiggins, Mississippi, consumer products facility as the result of a fire. Disruptions could occur due to any number of circumstances, including prolonged power outages, mechanical or process failures, shortages of raw materials, natural catastrophes, disruptions in the availability of transportation, labor disputes, terrorism, changes in or non-compliance with environmental or safety laws and the lack of availability of services from any of our facilities’ key sole suppliers. Any facility shutdowns may be followed by prolonged startup periods, regardless of the reason for the shutdown. Those startup periods could range from several days to several weeks, depending on the reason for the shutdown and other factors. Any prolonged disruption in operations at any of our facilities could cause significant lost production, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

Increases in our transportation costs or disruptions in our transportation services could have a material adverse effect on our business.

Our business, particularly our Consumer Products business, is dependent on transportation services to deliver our products to our customers and to deliver raw materials to us. In 2012, our transportation costs were 10.6% of our cost of sales. The costs of these transportation services are primarily determined by fuel prices, which have steadily increased since 2008 and are affected by geopolitical and economic events. We have not been in the past, and may not be in the future, able to pass along part or all of any fuel price increases to customers. If we are unable to increase our prices as a result of increased fuel costs charged to us by transportation providers, our gross margins may be materially adversely affected.

If any transportation providers fail to deliver raw materials to us in a timely manner, we may be unable to manufacture products on a timely basis. Shipments of products and raw materials may be delayed due to weather conditions, labor strikes or other events. Any failure of a third-party transportation provider to deliver raw materials or products in a timely manner could harm our reputation, negatively affect our customer relationships and have a material adverse effect on our business, financial condition, results of operations and cash flows.

The cost of chemicals and energy needed for our manufacturing processes significantly affects our business.

We use a variety of chemicals in our manufacturing processes, including latex and polyethylene, many of which are petroleum-based chemicals. In 2012, our chemical costs were 11.5% of our cost of sales. Prices for these chemicals have been and are expected to remain volatile. In addition, chemical suppliers that use petroleum-based products in the manufacture of their chemicals may, due to supply shortages and cost increases, ration the amount of chemicals available to us, and therefore we may not be able to obtain at favorable prices the chemicals we need to operate our business, if we are able to obtain them at all.

Our manufacturing operations utilize large amounts of electricity and natural gas and our energy requirements, particularly the use of natural gas, will increase significantly as a result of operations at our North Carolina facility. In 2012, our energy costs were 6.8% of our cost of sales. Energy prices have fluctuated widely over the past decade, which in turn affects our cost of sales. We purchase on the open market a substantial portion of the natural gas necessary to produce our products, and, as a result, the price and other terms of those purchases are subject to change based on factors such as worldwide supply and demand, geopolitical events, government regulation, and natural disasters. Our energy costs in future periods will depend principally on our ability to produce a substantial portion of our electricity needs internally, on changes in market prices for natural gas and on reducing energy usage.

Any significant energy shortage or significant increase in our energy costs in circumstances where we cannot raise the price of our products could have a material adverse effect on our business, financial condition, results of operations and cash flows. Any disruption in the supply of energy could also affect our ability to meet customer demand in a timely manner and could harm our reputation.

Larger competitors have operational and other advantages over our operations.

The markets for our products are highly competitive, and companies that have substantially greater financial resources compete with us in each market. Some of our competitors have advantages over us, including lower raw material and labor costs and better access to the inputs of our products.

Our Consumer Products business faces competition from companies that produce the same type of products that we produce or that produce alternative products that customers may use instead of our products. Our Consumer Products business competes with the branded tissue products producers, such as Procter & Gamble, and branded label producers who manufacture branded and private label products, such as Georgia-Pacific and Kimberly-Clark. These companies are far larger than us, have much greater sales, marketing and research and development resources than we do, and enjoy significant cost advantages due to economies of scale. In addition, because of their size and resources, these companies may foresee market trends more accurately than we do and develop new technologies that render our products less attractive or obsolete.

Our ability to successfully compete in the pulp and paperboard industry is influenced by a number of factors, including manufacturing capacity, general economic conditions and the availability and demand for paperboard substitutes. Our Pulp and Paperboard business competes with International Paper, MeadWestvaco, Georgia-Pacific, RockTenn and international producers, most of whom are much larger than us. Any increase in manufacturing capacity by any of these or other producers could result in overcapacity in the pulp and paperboard industry, which could cause downward pressure on pricing. For example, several new, large paperboard manufacturing facilities in China have recently been, or soon will be, completed, the output of which is expected to increase paperboard supplies on the international market. In addition, customers could choose to use types of paperboard that we do not produce or could rely on alternative materials, such as plastic, for their products. An increased supply of any of these products could cause us to lower our prices or lose sales to competitors, either of which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

The consolidation of paperboard converting businesses, including through the acquisition and integration of such converting business by larger competitors of ours, could result in a loss of customers and sales on the part of our Pulp and Paperboard business, which does not include paperboard converting facilities or capabilities. A loss of paperboard customers or sales as a result of consolidations and integrations could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Changes in demand for certain products could adversely affect our financial results.

Our ability to compete successfully depends on our ability to adjust to increases and decreases in demand. If we are unable to respond to increases in demand, we may need to limit deliveries of some orders for existing customers, which could harm our reputation and our long-term relationships with these customers. Currently, we are unable to meet all of the demand from existing and potential customers for bathroom tissue due to very high demand. Alternatively, if we experience a decrease in demand for certain products, we may incur significant costs in revising our manufacturing plan. If we are not able to respond to changes in demand for our products in a timely manner, our financial position, results of operations and cash flows may be adversely affected.

Competitors’ branded products and private label TAD products could have an adverse effect on our financial results.

Our consumer products compete with well-known, branded products, as well as other private label products. Inherent risks in our competitive strategy include whether our products will receive direct and retail customer acceptance, new product offerings by competitors, the effects of consolidation within retailer and distribution channels, and price competition from companies that may have greater financial resources than we do. We have only recently completed new, or upgraded existing, TAD facilities that allow us to produce TAD bathroom tissue. If we are unable to offer our existing customers, or new customers, tissue products comparable to branded products or private label competitive TAD products, and in sufficient quantities, we may lose business or we may not be able to grow our existing business and be forced to sell lower-margin products, all of which could negatively affect our financial condition and results of operations.

Increased competition and supply from foreign manufacturers could have adverse effects on the demand for our products and financial results.

Foreign manufacturers, particularly in Asia, are currently increasing, and are expected to continue to increase, their paper production capabilities, particularly of paperboard. This, in turn, may result in increased competition in the North American paper markets from direct sales by foreign competitors into these markets and/or increased competition in the U.S. as domestic manufacturers seek increased U.S. sales to offset displaced overseas sales caused by increased sales by Asian suppliers into those markets. An increased supply of Asian paper products could cause us to lower our prices or lose sales to competitors, either of which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our qualification to retain, or ability to utilize, tax credits associated with alternative fuels or cellulosic biofuels and the tax treatment associated with receipt of such credits are uncertain.

In 2009, we received refundable federal tax credit payments in connection with our use of “black liquor,” a by-product of the pulp manufacturing process, in an alternative fuel mixture to produce energy at our pulp mills. The amount of the refundable tax credit was equal to $0.50 per gallon of alternative fuel mixture used. This tax credit expired on December 31, 2009. In 2009, we recorded pre-tax income of $170.6 million related to the Alternative Fuel Mixture Tax Credit, or AFMTC. We have not recorded any pre-tax income since 2009 relating to the AFMTC.

There is relatively little guidance regarding the AFMTC and the law governing the issue is complex. Accordingly, there remains uncertainty as to our qualification to receive the tax credit in 2009, as well as to whether we will be entitled to retain the amounts we received upon further review by the Internal Revenue Service, or IRS. In addition, while it is our position that payments received or credits taken in relation to the AFMTC should not be subject to corporate income tax, there can be no assurance as to whether or not the amounts we have received will be subject to taxation. As of December 31, 2012 we have recorded accrued taxes on uncertain tax positions related to the AFMTC of $68.3 million. In 2012, the IRS began conducting an audit of our 2008 to 2011 tax years, which includes a review of our black liquor tax credits.

We are also registered with the IRS as a cellulosic biofuel producer, which enables us to claim the $1.01 per gallon Cellulosic Biofuel Producer Credit, or CBPC, in regards to black liquor produced and used as a fuel by us at our pulp mills in 2009. We have changed, and may in the future make additional changes in, our position as to some or all of the credits we claimed under the AFMTC on our 2009 federal income tax form, provided we believe we will have sufficient future federal taxable earnings to enable us to carry forward the credits potentially available under the CBPC. There can be no assurance that we will be able to fully utilize the CBPC. Congress has identified the elimination or modification of the CBPC in connection with black liquor as a possible revenue source. Such legislative action could limit or eliminate our ability to convert AFMTC gallons to CBPC gallons and/or CBPC gallons to AFMTC gallons and, accordingly, limit or eliminate our ability to claim carry forward credits.

We are subject to significant environmental regulation and environmental compliance expenditures, which could increase our costs and subject us to liabilities.

We are subject to various federal, state and foreign environmental laws and regulations concerning, among other things, water discharges, air emissions, hazardous material and waste management and environmental cleanup. Environmental laws and regulations continue to evolve and we may become subject to increasingly stringent environmental standards in the future, particularly under air quality and water quality laws and standards related to climate change issues, such as reporting of greenhouse gas emissions. Increased regulatory activity at the state, federal and international level is possible regarding climate change as well as other emerging environmental issues associated with our manufacturing sites. Compliance with regulations that implement new public policy in these areas might require significant expenditures on our part.

We are required to comply with environmental laws and the terms and conditions of multiple environmental permits. In particular, the pulp and paper industry in the United States is subject to several performance based rules associated with effluent and air emissions as a result of certain of its manufacturing processes. Federal, state and local laws and regulations require us to routinely obtain authorizations from and comply with the evolving standards of the appropriate governmental authorities, which have considerable discretion over the terms of permits. Failure to comply with environmental laws and permit requirements could result in civil or criminal fines or penalties or enforcement actions, including regulatory or judicial orders enjoining or curtailing our operations or requiring us to take corrective measures, install pollution control equipment, or take other remedial actions, such as product recalls or labeling changes. We also may be required to make additional expenditures, which could be significant, relating to environmental matters on an ongoing basis.

In 2012, we were notified that the U.S. Environmental Protection Agency, or EPA, submitted a civil referral to the U.S. Department of Justice, or DOJ, alleging violations of the Clean Air Act stemming from an EPA investigation at our Lewiston, Idaho pulp facility. Prior to the filing of any formal action, we and the DOJ have agreed to discuss the resolution of the allegations, and the parties have entered into an agreement to toll the statute of limitations. The tolling agreement expires on October 31, 2013, unless further extended by the parties. Discussions with the DOJ and EPA are ongoing. However, this matter could result in civil penalties or enforcement actions, including regulatory or judicial orders enjoining or curtailing our operations or requiring us to take corrective measures, install pollution control equipment, or take other remedial actions.

We own properties, conduct or have conducted operations at properties, and have assumed indemnity obligations in connection with our spin-off in 2008 from Potlatch, for properties or operations where hazardous materials have been or were used for many years, including during periods before careful management of these materials was required or generally believed to be necessary. Consequently, we will continue to be subject to risks under environmental laws that impose liability for historical releases of hazardous substances. There can be no assurance that future environmental permits will be granted or that we will be able to maintain and renew existing permits, and the failure to do so could have a material adverse effect on our results of operations, financial condition and cash flows.

We rely on information technology in critical areas of our operations, and a disruption relating to such technology could harm our financial condition.

We use information technology, or IT, systems in various aspects of our operations, including enterprise resource planning, management of inventories and customer sales. Some of these systems have been in place for long periods of time. Additionally, with the acquisition of Cellu Tissue, we have different legacy IT systems which we are continuing to integrate. If one of these systems was to fail, or if we decide to change these systems or hire outside parties to provide these systems, we may suffer disruptions, which could have a material adverse effect on our results of operations and financial condition. In addition, we may underestimate the costs and expenses of developing and implementing new systems.

United States and global economic conditions could have adverse effects on the demand for our products and financial results.

U.S. and global economic conditions have negatively affected and may continue to negatively affect our business and financial results. For example, the away-from-home consumer paper products market has experienced a decline because of the slowdown in the travel and restaurant industries as a result of the ongoing economic downturn. Recessed economic conditions affect our business in a number of ways, including causing: (i) increased pressure for price concessions from customers; (ii) declines in domestic and global demand for paperboard; (iii) shifts in customer purchases that affect the mix of our product sales; (iv) decreased or low housing starts, which increase production costs due to lower wood fiber supplies; and (v) financial distress or insolvency for certain customers which could affect our sales volumes or our ability to collect accounts receivable on a timely basis from those customers. Additionally, changes in currency exchange rates affect U.S. supplies of paper products, particularly paperboard, as both foreign and domestic manufacturers may be able to compete more effectively based on price in the U.S. or foreign markets. Increased competition in foreign markets can in turn result in increased competition in the U.S. as domestic manufacturers seek increased U.S. sales to offset displaced overseas sales.

Our company-sponsored pension plans and one of our multiemployer pension plans are currently underfunded, and over time we will be required to make cash payments to the plans, reducing cash available for our business.

We have company-sponsored pension plans covering certain of our salaried and hourly employees. The significant decline in the securities markets beginning in 2008 and resulting substantial decline in the value of equity and fixed income investments held by these plans, coupled with a low interest rate environment resulting in higher liability valuations, have caused these plans to be underfunded so that the projected benefit obligation exceeds the aggregate fair value of plan assets. At December 31, 2012, our company sponsored pension plans were underfunded in the aggregate by approximately $78.7 million. As a result of underfunding, we are required to make contributions to our qualified pension plans. In 2012, we contributed $20.6 million to these pension plans. We may be required to make increased annual contributions to our pension plans in future years, which would reduce the cash available for business and other needs.

We also contribute to two multiemployer pension plans. The amount of our annual contributions to each of these plans is negotiated with the plan and the bargaining unit representing our employees covered by the plan. In 2012, we contributed approximately $6 million to these plans and in future years we may be required to make increased annual contributions, which would reduce the cash available for business and other needs. In addition, in the event of a partial or complete withdrawal by us from any multiemployer plan that is underfunded, we would be liable for a proportionate share of such multiemployer plan’s unfunded vested benefits, referred to as a withdrawal liability. A withdrawal liability is considered a contingent liability. Based on the limited information available from the plan administrator of one of our multiemployer plans, which we cannot independently validate, we believe that our portion of the contingent liability in the case of a full withdrawal from or termination of that plan would likely be material to our financial position and results of operations. In the event that any other contributing employer withdraws from any multiemployer plan that is underfunded, and such employer cannot satisfy its obligations under the multiemployer plan at the time of withdrawal, then we, along with the other remaining contributing employers, would be liable for our proportionate share of such plan’s unfunded vested benefits which could result in an increase to our required annual contributions.

Our pension and health care costs are subject to numerous factors which could cause these costs to change.

In addition to our pension plans, we provide retiree health care benefits to certain of our current and former U.S. salaried and hourly employees. Our retiree health care costs vary with changes in health care costs generally, which have significantly exceeded general economic inflation rates for many years. Our pension costs are dependent upon numerous factors resulting from actual plan experience and assumptions about future investment returns.

Pension plan assets are primarily made up of equity and fixed income investments. Fluctuations in actual equity market returns as well as changes in general interest rates may result in increased pension costs in future periods. Likewise, changes in assumptions regarding current discount rates and expected rates of return on plan assets could also increase pension costs. Significant changes in any of these factors may adversely impact our cash flows, financial condition and results of operations.

Cyclical industry conditions have in the past affected and may continue to adversely affect the operating results and cash flow of our Pulp and Paperboard business.

Our Pulp and Paperboard business is particularly affected by cyclical market conditions. We may be unable to sustain pricing in the face of weaker demand, and weaker demand may in turn cause us to take production downtime. In addition to lost revenue from lower shipment volumes, production downtime causes unabsorbed fixed manufacturing costs due to lower production levels. Our results of operations and cash flows may be materially adversely affected in a period of prolonged and significant market weakness. We are not able to predict market conditions or our ability to sustain pricing and production levels during periods of weak demand.

We rely on a limited number of third-party suppliers for certain raw materials required for the production of our products.

Our dependence on a limited number of third-party suppliers, and the challenges we may face in obtaining adequate supplies of raw materials, involve several risks, including limited control over pricing, availability, quality, and delivery schedules. We cannot be certain that our current suppliers will continue to provide us with the quantities of these raw materials that we require or will continue to satisfy our anticipated specifications and quality requirements. Any supply interruption in limited raw materials could materially harm our ability to manufacture our products until a new source of supply, if any, could be identified and qualified. Although we believe there are other suppliers of these raw materials, we may be unable to find a sufficient alternative supply channel in a reasonable time or on commercially reasonable terms. Any performance failure on the part of our suppliers could interrupt production of our products, which would have a material adverse effect on our business.

Our business and financial performance may be harmed by future labor disruptions.

As of December 31, 2012, 52% of our full-time employees are represented by unions under collective bargaining agreements. As these agreements expire, we may not be able to negotiate extensions or replacement agreements on terms acceptable to us. Currently the collective bargaining agreement at our Neenah, Wisconsin facility is under negotiation. Any failure to reach an agreement with one of the unions may result in strikes, lockouts or other labor actions. Any such labor actions, including work slowdowns in the future or stoppages, could have a material adverse effect on our operations and financial results.

Additional expansion of our business through construction of new facilities or acquisitions may not proceed as anticipated.

In addition to the acquisition of Cellu Tissue and construction of our North Carolina facility, in the future we may build other converting and papermaking facilities, pursue acquisitions of existing facilities, or both. We may be unable to identify future suitable building locations or acquisition targets. In addition, we may be unable to achieve anticipated benefits or cost savings from construction projects or acquisitions in the timeframe we anticipate, or at all. Any inability by us to integrate and manage any new or acquired facilities or businesses in a timely and efficient manner, any inability to achieve anticipated cost savings or other anticipated benefits from these projects or acquisitions in the time frame we anticipate or any unanticipated required increases in promotional or capital spending could adversely affect our business, financial condition, results of operations or liquidity. Large construction projects or acquisitions can result in a decrease in our cash and short-term investments, an increase in our indebtedness, or both, and also may limit our ability to access additional capital when needed and divert management’s attention from other business concerns.

Risks Related to Our Indebtedness and the Notes

The indenture for the exchange notes, the indenture for our 2010 notes and the credit agreement governing our senior secured revolving credit facility, contain various covenants that limit our discretion in the operation of our business.

The indenture governing the exchange notes and our 2010 notes and the credit agreement governing our senior secured revolving credit facility, contain various provisions that limit our discretion in the operation of our business by restricting our ability to:

•	undergo a change in control;

•	sell assets;

•	pay dividends and make other distributions;

•	make investments and other restricted payments;

•	redeem or repurchase our capital stock;

•	incur additional debt and issue preferred stock;

•	create liens;

•	consolidate, merge, or sell substantially all of our assets;

•	enter into certain transactions with our affiliates;

•	engage in new lines of business; and

•	enter into sale and lease-back transactions.

These restrictions on our ability to operate our business in our discretion could seriously harm our business by, among other things, limiting our ability to take advantage of financing, merger and acquisition and other corporate opportunities. In addition, our senior secured revolving credit facility requires, among other things, that we maintain a minimum fixed charge coverage ratio of at least 1.0-to-1.0 when availability falls below $50 million or an event of default exists. Events beyond our control could affect our ability to meet this financial test, and we cannot assure you that we will meet it.

Our substantial indebtedness could adversely affect our cash flow and prevent us from fulfilling our obligations, including obligations associated with the notes.

As of March 31, 2013, we had approximately $650 million of indebtedness. Our level of indebtedness could restrict our operations and could have important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the notes;

•	increase our vulnerability to general adverse economic and industry conditions;

•

require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital and capital expenditures, and for other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and industry, which may place us at a competitive disadvantage compared to our competitors that have less debt; and

•	limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds.

Despite current indebtedness levels, we may still be able to incur substantially more debt. This could further increase the risks associated with our substantial leverage.

We may incur substantial additional indebtedness in the future. The terms of our credit agreement governing our senior secured revolving credit facility and the indentures governing the exchange notes and our 2010 notes will allow us and our subsidiaries to incur additional indebtedness subject to limitations. As of March 31, 2013, we had approximately an additional $118.2 million of unused commitments available to be borrowed under our senior secured revolving credit facility. If new debt is added to our current debt levels, or any debt is incurred by our subsidiaries, the related risks that we and they now face could increase.

To service our indebtedness, we must generate significant cash flows. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness, including the exchange notes, and to fund planned capital expenditures, will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our senior secured revolving credit facility in an amount sufficient to enable us to pay our indebtedness, including the exchange notes, or to fund our other liquidity needs. We cannot assure you that we will be able to refinance any of our indebtedness, including our senior secured revolving credit facility and our 2010 notes, on commercially reasonable terms or at all.

Our failure to comply with the covenants contained in our senior secured revolving credit facility or the indentures governing the exchange notes and our 2010 notes, including as a result of events beyond our control, could result in an event of default that could cause repayment of the debt to be accelerated.

If we are not able to comply with the covenants and other requirements contained in the indentures governing the exchange notes and our 2010 notes, our senior secured revolving credit facility or our other debt instruments, an event of default under the relevant debt instrument could occur. If an event of default does occur, it could trigger a default under our other debt instruments, prohibit us from accessing additional borrowings, and permit the holders of the defaulted debt to declare amounts outstanding with respect to that debt to be immediately due and payable. Our assets and cash flow may not be sufficient to fully repay borrowings under our outstanding debt instruments. In addition, we may not be able to refinance or restructure the payments on the applicable debt. Even if we were able to secure additional financing, it may not be available on favorable terms.

The exchange notes are not secured by our or our subsidiaries’ assets and the lenders under our senior secured revolving credit facility will be entitled to remedies available to a secured lender, which gives them priority over you to collect amounts due to them.

The exchange notes will be effectively junior in right of payment to all of our secured indebtedness to the extent of the collateral securing such indebtedness. Loans under our senior secured revolving credit facility are secured by a security interest in certain of our accounts receivable, inventory and cash. Under the indenture governing the exchange notes, we are permitted to allow liens securing certain additional indebtedness. If we become insolvent or are liquidated, or if payment under our senior secured revolving credit facility or in respect of any other future secured indebtedness is accelerated, the lenders under our senior secured revolving credit facility or holders of other future secured indebtedness will be entitled to exercise the remedies available to a secured lender under applicable law (in addition to any remedies that may be available under documents pertaining to our senior secured revolving credit facility or such other secured debt). If we are unable to pay our obligations to our senior secured lenders, they could proceed against any or all of the collateral securing our indebtedness to them. In addition, a breach of the restrictions or covenants contained in the senior secured revolving credit facility or acceleration by our senior secured lenders of our obligations to them would cause a default under the exchange notes. We may not have, or be able to obtain, sufficient funds to repay the exchange notes in full upon acceleration after we pay our senior secured lenders to the extent of their collateral. As of March 31, 2013, we and the guarantors had no secured indebtedness outstanding (excluding letters of credit outstanding under our senior secured revolving credit facility) and we had approximately $118.2 million of unused commitments available to be borrowed under our senior secured revolving credit facility.

We may not be able to repurchase the exchange notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, unless we have otherwise redeemed the exchange notes, the holders of the exchange notes will have the right to require us to repurchase all or any part of the holders’ exchange notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. If we experience such a change of control, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the exchange notes. The events that would constitute a change of control under the indenture would also likely result in an event of default under our senior secured revolving credit facility, in which case we would be required to pay our secured indebtedness with the proceeds of sales of the collateral securing our senior secured revolving credit facility or otherwise, before we repurchase any of the exchange notes. The events that would constitute a change of control under the indenture for the exchange notes offered hereby would also be expected to result in an event of default under the indenture governing our 2010 notes, which would cause us to offer to purchase the 2010 notes. Our future indebtedness may also contain restrictions on our ability to repurchase the exchange notes upon certain events, including transactions that would constitute a change of control under the indenture. Our failure to purchase the exchange notes or the 2010 notes as required under the indentures governing the exchange notes and the 2010 notes would result in a default under the indentures, which could have material adverse consequences for us and the holders of the exchange notes.

Claims of creditors of our non-guarantor subsidiary will have priority with respect to the assets and earnings of such subsidiary over you.

The exchange notes will be guaranteed by each of our existing direct and indirect domestic subsidiaries, and each future direct and indirect subsidiary of ours that is a domestic subsidiary and is not designated as an “Unrestricted Subsidiary” by us. See “Description of Notes—Note Guarantees.” As of March 31, 2013, our non-guarantor subsidiary had $16.7 million of total assets and $6.5 million of total liabilities (including $4.2 million of trade payables), which, as of March 31, 2013, represented less than 1% of each of our consolidated total assets and of our consolidated total liabilities. As of March 31, 2013, our non-guarantor subsidiary had approximately $6.9 million of net sales, which represented approximately 1.5% of our consolidated net sales. Further, none of our future foreign subsidiaries will guarantee the exchange notes. Additionally, we may designate any of our future domestic subsidiaries as “unrestricted” under the indenture, and such unrestricted subsidiaries will not guarantee the exchange notes. Claims of creditors of any subsidiaries that do not guarantee the exchange notes, including trade creditors, secured creditors and creditors holding indebtedness and guarantees issued by such subsidiaries, will generally have priority with respect to the assets and earnings of such subsidiaries over our claims or those of our creditors, including you, even if the obligations of those subsidiaries do not constitute senior indebtedness.

Fraudulent conveyance laws may permit courts to void future guarantees of the exchange notes in specific circumstances, which would interfere with the payment of the guarantees.

Federal and state statutes may allow courts, under specific circumstances, to void the future guarantees of the exchange notes. These courts could require you to return payments received from the guarantors in the event of the guarantors’ bankruptcy or other financial difficulty. Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be subordinated to all other indebtedness of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	incurred the guarantee with the intent of hindering, delaying or defrauding current or future creditors; or

•	received less than reasonably equivalent value or fair consideration for incurring the guarantee, and

•	was insolvent or was rendered insolvent by reason of the incurrence;

•	was engaged, or about to engage, in a business or transaction for which the assets remaining with it constituted unreasonably small capital to carry on such business;

•	intended to incur, or believed that it would incur, debts beyond its ability to pay as those debts matured; or

•	was a defendant in an action for money damages, or had a judgment for money damages entered against it if, in either case, after final judgment the judgment was unsatisfied.

The measure of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law of the jurisdiction that is being applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a debtor would be considered insolvent if, at the time the debtor incurred the indebtedness, either:

•	the sum of the debtor’s debts and liabilities, including contingent liabilities, was greater than the debtor’s assets at fair valuation; or

•

the present fair saleable value of the debtor’s assets was less than the amount required to pay the probable liability on the debtor’s total existing debts and liabilities, including contingent liabilities, as they became absolute and matured.

If a court voids a guarantee or holds it unenforceable, you will cease to be a creditor of the guarantor and will be a creditor solely of us and the other guarantors. In addition, any payment by such guarantor pursuant to its guarantee could be voided and required to be returned to such guarantor, or to a fund for the benefit of the creditors of the guarantor.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the registration rights agreement entered into in connection with the offering of the outstanding notes. We will not receive any proceeds from the exchange offer. In consideration for issuing the exchange notes, we will receive in exchange outstanding notes of like principal amount, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will not be subject to transfer restrictions and will not have registration rights or accrue additional interest. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any increase in our indebtedness. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.

The net proceeds that we received from the sale of the outstanding notes on January 23, 2013 were approximately $271 million, after deducting the offering expenses payable by us. We used approximately $166 million of the net proceeds from the sale of the outstanding notes to redeem all of our 10.625% Senior Notes Due 2016, and intend to use $100 million of the net proceeds to purchase shares of our common stock pursuant to our previously announced $100 million stock repurchase program. We intend to retain the remaining net proceeds for general corporate purposes.

CAPITALIZATION

The following table shows the capitalization of our business at March 31, 2013. You should read this table together with our historical financial statements and notes to those statements incorporated by reference in this prospectus.

March 31, 2013
(in thousands)
Cash and short-term investments	$94,538

Debt:
Senior secured revolving credit facility	—
7 1/8% Senior Notes due 2018	$375,000
4.50% Senior Notes due 2023	$275,000

Total debt	$650,000
Stockholders’ equity	$491,425

Total capitalization	$1,141,425

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for each of the periods indicated are set forth in the following table.

	Years Ended December 31,					Three Months Ended March 31,
(Dollars in thousands)	2012	2011	2010	2009	2008	2013	2012
Earnings (loss) before income taxes	$111,591	$70,920	$76,196	$275,685	$15,337	$(15,557)	$15,920
Add: Fixed charges	53,974	55,706	27,382	20,248	17,648	12,914	13,789
Subtract: Capitalized interest	(12,570)	(3,705)	(480)	—	—	—	(2,083)

Earnings available for fixed charges	$152,995	$122,921	$103,098	$295,933	$32,985	(2,643)	27,626

Fixed charges:
Interest expense	$33,796	$44,809	$22,571	$15,505	$13,147	$10,982	$9,728
Capitalized interest	12,570	3,705	480	—	—	—	2,083
Rental expense factor [1]	7,608	7,192	4,331	4,743	4,501	1,932	1,978

Total fixed charges	$53,974	$55,706	$27,382	$20,248	$17,648	$12,914	$13,789

Ratio of earnings to fixed charges	2.8	2.2	3.8	14.6	1.9	—	2.0
Coverage deficiency	—	—	—	—	—	$15,557	—

[1]	“Rental expense factor” is the portion of rental expense estimated to be representative of the interest factor within rental expense.

The ratio of earnings to fixed charges is computed by dividing earnings available for fixed charges by fixed charges. Earnings available for fixed charges represent earnings before income taxes and fixed charges excluding capitalized interest. Fixed charges consist of interest expense, capitalized interest and the rental expense factor discussed above.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

On January 23, 2013, we issued an aggregate principal amount of $275,000,000 of outstanding notes in an offering under Rule 144A and Regulation S under the Securities Act that were not registered under the Securities Act. In connection with the issuance and sale of the outstanding notes, we entered into a registration rights agreement with the representatives of the initial purchasers of the outstanding notes. Under the registration rights agreement, we agreed to file a registration statement regarding the exchange of the outstanding notes for exchange notes registered under the Securities Act. We also agreed to use our reasonable best efforts to cause the registration statement to become effective with the SEC and to conduct this exchange offer after the registration statement is declared effective. The form and terms of the exchange notes are substantially identical to the outstanding notes except that the issuance of the exchange notes has been registered under the Securities Act and the transfer restrictions, registration rights and the additional interest provisions relating to the outstanding notes do not apply to the exchange notes.

The exchange offer is not being made to holders of outstanding notes in any jurisdiction where the exchange would not comply with the securities or blue sky laws of such jurisdiction. The registration rights agreement entered into in connection with the issuance of the outstanding notes, dated January 23, 2013, is filed as an exhibit to our Current Report on Form 8-K filed with the SEC on January 24, 2013, which exhibit is incorporated by reference into this prospectus.

Terms of the Exchange Offer

Upon the terms and conditions described in this prospectus, we will accept for exchange outstanding notes that are properly tendered on or before the expiration date and not withdrawn as permitted below. As used in this prospectus, the term “expiration date” means 12:00 midnight, New York City time, on                     , 2013. However, if we extend the period of time for which the exchange offer is open, the term “expiration date” means the latest time and date to which we extend the exchange offer.

As of the date of this prospectus, $275,000,000 aggregate principal amount of the outstanding notes is outstanding. The outstanding notes were offered under an indenture dated January 23, 2013. This prospectus is first being sent on or about                     , 2013 to all holders of outstanding notes known to us. Our obligation to accept outstanding notes for exchange in the exchange offer is subject to the conditions described under “—Conditions to the Exchange Offer.” We reserve the right to extend the period of time during which the exchange offer is open. We would then delay acceptance for exchange of any outstanding notes by giving oral or written notice of an extension and delay to the holders of outstanding notes as described below. During any extension period, all outstanding notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any outstanding notes not accepted for exchange will be returned to the tendering holder after the expiration or termination of the exchange offer. Holders of outstanding notes do not have dissenters’ rights of appraisal in connection with the exchange offer.

You may only exchange outstanding notes in denominations of $2,000 and higher integral multiples of $1,000.

We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified under “—Conditions to the Exchange Offer.” We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. We will notify you of any extension by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Procedures for Tendering

You may only tender your outstanding notes by book-entry transfer of the outstanding notes into the exchange agent’s account at the Depository Trust Company, or DTC. The tender to us of outstanding notes by you, as set forth below, and our acceptance of the outstanding notes will constitute a binding agreement between us and you, upon the terms and subject to the conditions set forth in this prospectus.

Except as described below, a tendering holder must, on or prior to the expiration date, transmit an agent’s message to the exchange agent at the address listed below under “—Exchange Agent.”

In addition, the exchange agent must receive timely confirmation of book-entry transfer of the outstanding notes into the exchange agent’s account at the DTC, the book-entry transfer facility, along with the agent’s message.

The term “agent’s message” means a message, transmitted to DTC and received by the exchange agent and forming a part of a book-entry transfer.

If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent’s account.

We will determine all questions as to the validity, form and eligibility of outstanding notes tendered for exchange. This discretion extends to the determination of all questions concerning the timing of receipts and acceptance of tenders.

We reserve the right to reject any particular outstanding note not properly tendered, or any acceptance that may, in our judgment or our counsel’s judgment, be unlawful. We also reserve the right to waive any conditions of the exchange offer as applicable to all outstanding notes prior to the expiration date. If we waive a material condition of the offer, we will provide notice of the waiver and will extend the offer, if necessary, so that at least five business days remain in the exchange offer following the notice.

We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular outstanding note prior to the expiration date. Our interpretation of the terms and conditions of the exchange offer as to any particular outstanding note either before or after the expiration date shall, subject to an order of a court of competent jurisdiction, be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within a reasonable period of time. None of us, the exchange agent or any other person will be under any duty to give notification of any defect or irregularity in any tender of outstanding notes, nor will we, the exchange agent or any other person incur any liability for failing to give notification of any defect or irregularity.

By tendering, each holder represents to us that:

•	the holder is not an affiliate of Clearwater Paper (as defined in Rule 405 under the Securities Act) or a broker-dealer tendering notes acquired directly from us for its own account;

•	the exchange notes are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not that person is the holder; and

•	neither the holder nor the other person has any arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes.

In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that the holder is not engaged in, and does not intend to engage in, a distribution of the exchange notes.

However, each holder who is our “affiliate” (within the meaning of the Securities Act) who intends to participate in the exchange offer for the purpose of distributing the exchange notes or a broker-dealer (within the meaning of the Securities Act) that acquired outstanding notes in a transaction other than as part of its trading or market-making activities and who has arranged or has an understanding with any person to participate in the distribution of the exchange notes:

•	will not be able to rely on the applicable interpretation by the staff of the SEC set forth in the applicable no-action letters;

•	will not be able to tender its outstanding notes in the exchange offer; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Each broker or dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. However, a broker-dealer may be a statutory underwriter. See “Plan of Distribution.”

By delivering an agent’s message, a beneficial owner (whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee) or holder will be deemed to have irrevocably appointed the exchange agent as its agent and attorney-in-fact (with full knowledge that the exchange agent is also acting as an agent for us in connection with the exchange offer) with respect to the outstanding notes, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest subject only to the right of withdrawal described in this prospectus), to receive for our account all benefits and otherwise exercise all rights of beneficial ownership of such outstanding notes, in accordance with the terms and conditions of the exchange offer.

Each beneficial owner or holder will also be deemed to have represented and warranted to us that it has authority to tender, exchange, sell, assign and transfer the outstanding notes it tenders and that, when the same are accepted for exchange, we will acquire good, marketable and unencumbered title to such outstanding notes, free and clear of all liens, restrictions, charges and encumbrances, and that the outstanding notes tendered are not subject to any adverse claims or proxies. Each beneficial owner and holder, by tendering its outstanding notes, also agrees that it will comply with its obligations under the registration rights agreements.

Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all outstanding notes properly tendered, unless we terminate the exchange offer because of the non-satisfaction of conditions. We will issue the exchange notes promptly after acceptance of the outstanding notes. For purposes of the exchange offer, we will be deemed to have accepted properly tendered outstanding notes for exchange when, as and if we have given oral or written notice to the exchange agent, with prompt written confirmation of any oral notice. See “—Conditions to the Exchange Offer” below for a discussion of the conditions that must be satisfied before we accept any outstanding notes for exchange.

For each outstanding note accepted for exchange, the holder of the outstanding note will receive an exchange note having a principal amount equal to that of the surrendered outstanding note. The exchange notes will bear interest from the most recent date to which interest has been paid on the outstanding notes. Accordingly, registered holders of exchange notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid on the outstanding notes, from August 1, 2013. Outstanding notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Holders of outstanding notes whose outstanding notes are accepted for exchange will not receive any payment for accrued interest on the outstanding notes otherwise payable on any interest payment date, the record date for which occurs on or after completion of the exchange offer and will be deemed to have waived their rights to receive the accrued interest on the outstanding notes.

In all cases, issuance of exchange notes for outstanding notes will be made only after timely receipt by the exchange agent of an agent’s message and a timely confirmation of the book-entry transfer of the outstanding notes, into the exchange agent’s account at DTC.

Unaccepted or non-exchanged outstanding notes will be returned without expense to the tendering holder of the outstanding notes. The non-exchanged outstanding notes will be credited to an account maintained with the DTC, as promptly as practicable after the expiration of the exchange offer.

Book-Entry Transfer

The exchange agent will make a request to establish an account for the outstanding notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems must make book-entry delivery of outstanding notes by causing DTC to transfer those outstanding notes into the exchange agent’s account at DTC in accordance with DTC’s procedure for transfer. This participant should transmit its acceptance to DTC on or prior to the expiration date. DTC will verify this acceptance, execute a book-entry transfer of the tendered outstanding notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book-entry transfer. The transmission of the outstanding notes and agent’s message to DTC and delivery by DTC to and receipt by the exchange agent of the related agent’s message will be deemed to be a valid tender.

Exchanging Book-Entry Notes

The exchange agent and the book-entry transfer facility have confirmed that any financial institution that is a participant in the book-entry transfer facility may utilize the book-entry transfer facility Automated Tender Offer Program, or ATOP, procedures to tender outstanding notes. Any participant in the book-entry transfer facility may make book-entry delivery of outstanding notes by causing the book-entry transfer facility to transfer such outstanding notes into the exchange agent’s account in accordance with the book-entry transfer facility’s ATOP procedures for transfer. However, the exchange for the outstanding notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of outstanding notes into the exchange agent’s account, and timely receipt by the exchange agent of an agent’s message and any other documents required by the letter of transmittal. The term “agent’s message” means a message, transmitted by the book-entry transfer facility and received by the exchange agent and forming part of a book-entry confirmation, which states that the book-entry transfer facility has received an express acknowledgment from a participant tendering outstanding notes that are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the exchange offer as described in this prospectus, and that we may enforce such terms against such participant.

Withdrawal Rights

Tenders of outstanding notes may be withdrawn at any time before 12:00 midnight, New York City time, on the expiration date.

For a withdrawal of a tender of outstanding notes to be effective, the exchange agent must receive a valid withdrawal request through ATOP from the tendering DTC participant before the expiration date. Any such request for withdrawal must include the VOI number of the tender to be withdrawn and the name of the ultimate beneficial owner of the related outstanding notes in order that such notes may be withdrawn.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange. No exchange notes will be issued unless the outstanding notes so withdrawn are validly re-tendered. Any outstanding notes that have been tendered for exchange, but which are not exchanged for any reason, will be returned to the tendering holder without cost to the holder. The outstanding notes will be credited to an account maintained with DTC for the outstanding notes. The outstanding notes will be credited to the DTC account as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be re-tendered by following the procedures described under the heading “—Procedures for Tendering” above at any time on or before 12:00 midnight, New York City time, on the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes, and may terminate or amend the exchange offer, if at any time prior to the expiration date any of the following events occurs:

•

there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer or would make it inadvisable to proceed with the exchange offer; or

•	a change in applicable law prohibits the consummation of the exchange offer.

All conditions will be deemed satisfied or waived on or prior to the expiration date, unless we assert them on or prior to the expiration date. The foregoing conditions to the exchange offer are for our sole benefit and we may on or prior to the expiration date waive them in whole or in part in our reasonable discretion. If we waive a material condition of the offer, we will provide notice of the waiver and will extend the offer, if necessary, so that at least five business days remain in the exchange offer following the notice. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any right.

In addition, we will not accept for exchange any outstanding notes tendered, and no exchange notes will be issued in exchange for any outstanding notes, if at the time any stop order is threatened or in effect relating to the registration statement of which this prospectus constitutes a part. We are required to make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment.

Exchange Agent

We have appointed U.S. Bank National Association as the exchange agent for the exchange offer. You should direct questions and requests for assistance and requests for additional copies of this prospectus to the exchange agent addressed as follows:

Delivery To:

U.S. Bank National Association

By Hand, Registered or Certified Mail, or Overnight Courier:

U.S. Bank National Association

Corporate Trust Services

EP-MN-WS-2N

60 Livingston Avenue

St. Paul, MN 55107

Attn: Specialized Finance

All other questions should be addressed to 601 West Riverside, Suite 1100, Spokane, Washington 99201, attention Corporate Secretary.

Fees and Expenses

The principal solicitation is being made by mail by the exchange agent. Additional solicitations may be made by telephone, facsimile or in person by our officers and regular employees and by persons so engaged by the exchange agent.

We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and pay other registration expenses, including fees and expenses of the trustee under the indenture, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Accounting Treatment

We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expense of the exchange offer over the term of the exchange notes in accordance with accounting principles generally accepted in the United States.

Transfer Taxes

We will pay any transfer taxes in connection with the exchange of outstanding notes for exchange notes in the exchange offer unless you instruct us to register exchange notes in the name of, or request any outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax.

Consequences of Exchanging or Failing to Exchange the Outstanding Notes

Holders of outstanding notes who do not exchange their outstanding notes for exchange notes in the exchange offer will continue to be subject to the provisions in the indenture regarding transfer and exchange of the outstanding notes and the restrictions on transfer of the outstanding notes as described in the legend on the outstanding notes as a consequence of the issuance of the outstanding notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Outstanding note holders that do not exchange outstanding notes for exchange notes in the exchange offer will no longer have any registration rights with respect to such notes.

Based on existing interpretations of the Securities Act by the SEC’s staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the exchange notes would generally be freely transferable by holders after the exchange offer without further registration under the Securities Act, subject to certain representations required to be made by each holder of exchange notes, as set forth below. However, any purchaser of exchange notes who is one of our “affiliates” (as defined in Rule 405 under the Securities Act) or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

•	will not be able to rely on the applicable interpretation of the staff of the SEC;

•	will not be able to tender its outstanding notes in the exchange offer; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements. See “Plan of Distribution.”

We do not intend to seek our own interpretation regarding the exchange offer and there can be no assurance that the SEC’s staff would make a similar determination with respect to the exchange notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Revolving Credit Facility

On November 26, 2008, we entered into a $125 million senior secured revolving credit facility with certain financial institutions. The amount available to us under the revolving credit facility is based on the lesser of 85% of our eligible accounts receivable plus approximately 65% of our eligible inventory, or $125 million. The revolving credit facility has been subsequently amended and its current term ends on September 30, 2016.

As of March 31, 2013, there were no borrowings outstanding under the credit facility, but approximately $6.8 million of the credit facility was being used to support outstanding standby letters of credit. Loans under the credit facility bear interest (i) for LIBOR loans, LIBOR plus between 1.75% and 2.25%, and (ii) for base rate loans, a per annum rate equal to the greatest of (a) the prime rate for such day; (b) the federal funds effective rate for such day, plus 0.50%; or (c) LIBOR for a 30-day interest period as determined on such day, plus 1.0%, plus between 0.25% and 0.75%. The percentage margin on all loans is based on our fixed charge coverage ratio for the most recent four quarters. As of March 31, 2013, we would have been permitted to draw approximately $118.2 million under the credit facility at LIBOR plus 1.75% or base rate plus 0.25%.

A minimum fixed charge coverage ratio is the only financial maintenance covenant under our credit facility and is triggered when there are any commitments or obligations outstanding and availability falls below 12.5% or an event of default exists, at which time the minimum fixed charge coverage ratio must be at least 1.0-to-1.0. As of March 31, 2013, the fixed charge coverage ratio for the last twelve months was 3.4-to-1.0.

Our obligations under the revolving credit facility are secured by certain of our accounts receivable, inventory and cash. The terms of the credit facility contain various provisions that limit our discretion in the operations of our business by restricting our ability to, among other things, pay dividends; redeem or repurchase capital stock; create, incur or guarantee certain debt; incur liens on certain properties; make capital expenditures; enter into certain affiliate transactions; enter into certain hedging arrangements; and consolidate with or merge with another entity. The revolving credit facility contains usual and customary affirmative and negative covenants and usual and customary events of default.

7.125% Senior Notes Due 2018

On October 22, 2010, we sold $375 million aggregate principal amount of senior notes, which we refer to as the 2010 notes. The 2010 notes mature on November 1, 2018, have an interest rate of 7.125% and were issued at their face value. The issuance of these notes generated net proceeds of $367.5 million after deducting offering expenses. The net proceeds from the issuance of the 2010 notes were used to finance in part our acquisition of Cellu Tissue, to refinance certain existing indebtedness of Cellu Tissue, and to pay fees and expenses incurred as part of the 2010 note offering, acquisition of Cellu Tissue and related transactions.

The 2010 notes are guaranteed by our existing and future direct and indirect domestic subsidiaries. The 2010 notes are equal in right of payment with all other existing and future unsecured senior indebtedness and are senior in right of payment to any future subordinated indebtedness. The 2010 notes are effectively subordinated to all of our existing and future secured indebtedness, including borrowings under our secured revolving credit facility, which is secured by certain of our accounts receivable, inventory and cash. The terms of the 2010 notes limit our ability and the ability of any restricted subsidiaries to borrow money; pay dividends; redeem or repurchase capital stock; make investments; sell assets; create restrictions on the payment of dividends or other amounts to us from any restricted subsidiaries; enter into transactions with affiliates; enter into sale and lease back transactions; create liens; and consolidate, merge or sell all or substantially all of our assets.

Prior to November 1, 2013, we may redeem up to 35% of the 2010 notes at a redemption price equal to 107.125% of the principal amount plus accrued and unpaid interest with the proceeds from one or more qualified equity offerings. We have the option to redeem all or a portion of the 2010 notes at any time before November 1, 2014 at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest and a “make whole” premium. On or after November 1, 2014, we may redeem all or a portion of the 2010 notes at specified redemption prices plus accrued and unpaid interest. In addition, we may be required to make an offer to purchase the 2010 notes upon the sale of certain assets and upon a change of control.

DESCRIPTION OF EXCHANGE NOTES

The outstanding notes were, and the exchange notes will be, issued under an Indenture dated as of January 23, 2013 between Clearwater Paper, the Guarantors and U.S. Bank National Association, as trustee. The terms of the outstanding notes, the exchange notes and the related guarantees include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The terms of the exchange notes are identical to the terms of the outstanding notes in all material respects, including interest rate and maturity, except that the exchange notes will not be subject to:

•	the restriction on transfer;

•	the registration rights agreement’s covenants regarding registration of the notes; and

•	accrual of additional interest.

The following description is a summary of the material provisions of the indenture. It does not restate the agreement in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. Copies of the indenture will be available upon written request to Clearwater Paper as described under “Where You Can Find More Information.” In this description only, references to “Clearwater Paper,” “we,” “us,” “our” and “our company” refer only to Clearwater Paper Corporation and not to any of its subsidiaries. You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” Certain defined terms used in this description but not defined below under “Certain Definitions” have the meanings assigned to them in the indenture.

For purposes of this description, references to the “notes” include the outstanding notes, the exchange notes, and any additional notes subsequently issued under the indenture. The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

General

Clearwater Paper will issue $275 million in aggregate principal amount of notes in this offering. Clearwater Paper may issue additional notes under the indenture from time to time after this offering. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Clearwater Paper will issue notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes will mature on February 1, 2023.

Interest on the notes will accrue at the rate of 4.500% per annum and will be payable semiannually in arrears on February 1 and August 1, commencing on August 1, 2013. Interest on overdue principal and interest will accrue at a rate that is 1% higher than the then applicable interest rate on the notes. Clearwater Paper will make each interest payment to the holders of record on the immediately preceding January 15 and July 15.

Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Note Guarantees

The exchange notes will be guaranteed by each of Clearwater Paper’s existing and future Subsidiaries that is a Domestic Subsidiary and is not designated as an “Unrestricted Subsidiary” by us as described under “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries” below, except that any Restricted Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it no longer constitutes an Immaterial Subsidiary. These Note Guarantees will be joint and several obligations of the Guarantors.

The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risks Related to Our Indebtedness and the Notes—Fraudulent conveyance laws may permit courts to void future guarantees of the notes in specific circumstances, which would interfere with the payment of the guarantees.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Clearwater Paper or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under its Note Guarantee and the indenture pursuant to a supplemental indenture satisfactory to the trustee and under the registration rights agreement; or

(b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

The Note Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Clearwater Paper or a Restricted Subsidiary of Clearwater Paper, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(2) in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) Clearwater Paper or a Restricted Subsidiary of Clearwater Paper, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture and the Guarantor no longer constitutes a Restricted Subsidiary of Clearwater Paper as a result of the sale or other disposition;

(3) if Clearwater Paper designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture; or

(4) upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

See “—Repurchase at the Option of Holders—Asset Sales.”

Notwithstanding the foregoing, each Guarantor will be released and discharged from its obligations under its Note Guarantee on any date selected by Clearwater Paper or such Guarantor that occurs on or after the date that such Guarantor is released and discharged from all its obligations in respect of the payment of amounts due and payable under each Credit Facility.

Ranking

The exchange notes:

•	will be general unsecured obligations of Clearwater Paper;

•	will be equal in right of payment with all existing and future unsecured senior Indebtedness of Clearwater Paper; and

•	will be senior in right of payment to any future subordinated Indebtedness of Clearwater Paper.

The notes will be effectively subordinated to all existing and future secured Indebtedness of Clearwater Paper to the extent of the value of the assets securing the Indebtedness, including borrowings under Clearwater Paper’s senior secured revolving credit facility, which is secured by all accounts receivable and inventory of Clearwater Paper, and structurally subordinated to all of the existing and future liabilities, including trade payables, of our Subsidiaries that do not Guarantee the exchange notes.

Each guarantee of the exchange notes:

•	will be a general unsecured obligation of the Guarantor;

•	will be equal in right of payment with all existing and future unsecured senior Indebtedness of that Guarantor; and

•	will be senior in right of payment to any future subordinated Indebtedness of that Guarantor.

The guarantee of each Guarantor will be effectively subordinated to all existing and future secured Indebtedness of that Guarantor to the extent of the value of the assets securing the Indebtedness, including its guarantee of Clearwater Paper’s borrowings under Clearwater Paper’s senior secured revolving credit facility, which is secured by all accounts receivable and inventory of Clearwater Paper and the Guarantors, and structurally subordinated to all of the existing and future liabilities, including trade payables, of the Subsidiaries that do not Guarantee the notes.

See “Risk Factors—Risks Related to Our Indebtedness and the Notes—The notes are not secured by our or our subsidiaries’ assets and the lenders under our senior secured revolving credit facility will be entitled to remedies available to a secured lender, which gives them priority over you to collect amounts due to them.”

Optional Redemption

At any time prior to February 1, 2016, Clearwater Paper may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 104.500% of the principal amount of the notes redeemed, plus accrued and unpaid interest to the date of redemption, with the net cash proceeds of an Equity Offering by Clearwater Paper; provided that:

(1) at least 65% of the aggregate principal amount of notes originally issued under the indenture (excluding notes held by Clearwater Paper and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

At any time prior to February 1, 2018, Clearwater Paper may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest to, the date of redemption.

Except pursuant to the preceding paragraphs, the notes will not be redeemable at Clearwater Paper’s option prior to February 1, 2018.

On or after February 1, 2018, Clearwater Paper may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the notes redeemed, to the applicable date of redemption, if redeemed during the 12-month period beginning on of the years indicated below:

Year	Percentage
2018	102.250%
2019	101.500%
2020	100.750%
2021 and thereafter	100.000%

Unless Clearwater Paper defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Redemption

Clearwater Paper is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require Clearwater Paper to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In such Change of Control Offer, Clearwater Paper will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest on the notes repurchased to the date of purchase. Within ten days following the date of such Change of Control, Clearwater Paper will mail a notice to each holder describing the transaction or transactions that constitute or will constitute such Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the later of (a) the date such notice is mailed and (b) the date of such Change of Control, pursuant to the procedures required by the indenture and described in such notice. Clearwater Paper will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Clearwater Paper will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, Clearwater Paper will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered pursuant to such Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by Clearwater Paper.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. Clearwater Paper will publicly announce the results of such Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require Clearwater Paper to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that Clearwater Paper repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

Clearwater Paper will not be required to make a Change of Control Offer upon a Change of Control if:

(1) in connection with or in contemplation of any Change of Control, it has made an offer to purchase (an “Alternate Offer”) any and all notes validly tendered at a cash price equal to or higher than the Change of Control payment and has purchased all notes properly tendered in accordance with the terms of such Alternate Offer, (2) a third party makes such Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Clearwater Paper and purchases all notes properly tendered and not withdrawn under such Change of Control Offer or (3) notice of redemption has been given pursuant to the indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Clearwater Paper and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Clearwater Paper to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Clearwater Paper and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

Clearwater Paper will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) Clearwater Paper (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by Clearwater Paper or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities, as shown on Clearwater Paper’s most recent consolidated balance sheet, of Clearwater Paper or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases Clearwater Paper or such Restricted Subsidiary from or indemnifies against further liability;

(b) any securities, notes or other obligations received by Clearwater Paper or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by Clearwater Paper or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

(c) any stock or assets of the kind referred to in clause (2) or (4) of the next paragraph of this covenant.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Clearwater Paper (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

(1) to repay Indebtedness and other Obligations under a Credit Facility that are secured by a Lien;

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if in the case of any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Clearwater Paper after giving effect thereto;

(3) to make a capital expenditure; or

(4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

Clearwater Paper (or the applicable Restricted Subsidiary) will be deemed to have complied with the immediately preceding sentence with respect to any such Net Proceeds if it enters into a binding agreement to make an acquisition or capital expenditure permitted pursuant to clause (2), (3) or (4) of the immediately preceding sentence in an amount equal to such Net Proceeds within such 365 days; provided that, if the relevant acquisition or capital expenditure is not consummated or completed, as the case may be, within the later of (x) 365 days after the receipt of the relevant Net Proceeds and (y) 120 days after the date of such binding agreement, such Net Proceeds will constitute Excess Proceeds (as defined below). Pending the final application of any Net Proceeds, Clearwater Paper (or the applicable Restricted Subsidiary) may temporarily invest the Net Proceeds in any manner that is not prohibited by the indenture.

Clearwater Paper may at its option apply such Net Proceeds for any or all of such purposes. Pending the final application of any Net Proceeds, Clearwater Paper (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, within five days thereof, Clearwater Paper will make an offer (an “Asset Sale Offer”) to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem the maximum principal amount of notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest to the date of purchase, prepayment or redemption and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Clearwater Paper may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Clearwater Paper will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, Clearwater Paper will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

Notwithstanding the foregoing, Clearwater Paper will not be required to make an Asset Sale Offer with Excess Proceeds, as provided above, if prior to the time that it would be required to make an Asset Sale Offer with such Excess Proceeds, Clearwater Paper has made an offer to purchase any and all notes validly tendered with the Net Proceeds from such Asset Sales at a cash price equal to or higher than that required by an Asset Sale Offer (an “Alternate Asset Sale Offer”) and has purchased all notes properly tendered in accordance with the terms of such Alternate Asset Sale Offer.

The agreements governing Clearwater Paper’s other Indebtedness contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require Clearwater Paper to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if such Change of Control or Asset Sale itself does not cause such a default, due to the financial effect of such repurchases on Clearwater Paper. In the event a Change of Control or Asset Sale occurs at a time when Clearwater Paper is prohibited from purchasing notes, Clearwater Paper could seek the consent of its other lenders to purchase the notes or could attempt to refinance the borrowings that contain such prohibition. If Clearwater Paper does not obtain a consent or repay those borrowings, Clearwater Paper will remain prohibited from purchasing the notes. In that case, Clearwater Paper’s failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under the other Indebtedness. Finally, Clearwater Paper’s ability to pay cash to the holders of notes upon a repurchase may be limited by Clearwater Paper’s then existing financial resources. See “Risk Factors—Risks Related to Our Indebtedness and the Notes—We may not be able to repurchase the notes upon a change of control.”

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis (or, in the case of notes issued in global form as discussed under the heading “Book-Entry, Delivery and Form” in this prospectus based on a method that most nearly approximates a pro rata selection as the trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail by the paying agent at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Methods of Receiving Payments on the Notes

The notes initially will be represented by one or more notes in registered, global form, and as long as the notes are held in global form, Clearwater Paper will pay all principal, interest and premium on such notes to The Depository Trust Company, as described under the heading “Book-Entry, Delivery and Form” in this prospectus. If any of the notes are held by a holder in certificated form, under the limited circumstances described below, a holder of such notes may give wire transfer instructions to Clearwater Paper at least 10 business days prior to an applicable payment date, in which case Clearwater Paper will pay all principal, interest and premium on such notes in accordance with those instructions. All other payments on the notes held in certificated form will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Clearwater Paper elects to make interest payments by check mailed to the holders of the notes at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. Clearwater Paper may change the paying agent or registrar without prior notice to the holders of the notes. Clearwater Paper or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Clearwater Paper will not be required to transfer or exchange any note selected for redemption. Also, Clearwater Paper will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Certain Covenants

Changes in Covenants When Notes Rated Investment Grade

If on any date following the date of the indenture:

(1) the notes are rated Baa3 or better by Moody’s and BBB—or better by S&P (or, if either such entity ceases to rate the notes for reasons outside of the control of Clearwater Paper, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act selected by Clearwater Paper as a replacement agency); and

(2) no Default or Event of Default shall have occurred and be continuing, then, beginning on that day and subject to the provisions of the following paragraph, the provisions and covenants specifically listed under the following captions in this prospectus will no longer be applicable to the notes:

(1) “—Repurchase at the Option of Holders—Asset Sales”;

(2) “—Certain Covenants—Restricted Payments”;

(3) “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(4) “—Certain Covenants—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(5) “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries”;

(6) “—Certain Covenants—Transactions with Affiliates”;

(7) clause (4) of the covenant described below under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets”; and

(8) clauses (1)(a) and (3) of the covenant described below under the caption “—Certain Covenants—Limitation on Sale and Leaseback Transactions.”

During any period that the foregoing covenants have been suspended, Clearwater Paper’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the covenant described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries.”

Notwithstanding the foregoing, if the rating assigned by either such rating agency should subsequently decline to below Baa3 or BBB-, respectively, the foregoing covenants will be reinstituted as of and from the date of such rating decline. Calculations under the reinstated “Restricted Payments” covenant will be made as if the “Restricted Payments” covenant had been in effect since the date of the indenture except that no default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended.

As a result of the foregoing provisions, the notes will be entitled to substantially less covenant protection if the notes receive an investment grade rating.

Restricted Payments

Clearwater Paper will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of Clearwater Paper’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Clearwater Paper or any of its Restricted Subsidiaries) or to the direct or indirect holders of Clearwater Paper’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Clearwater Paper and other than dividends or distributions payable to Clearwater Paper or a Restricted Subsidiary of Clearwater Paper);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Clearwater Paper) any Equity Interests of Clearwater Paper or any direct or indirect parent of Clearwater Paper;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Clearwater Paper or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among Clearwater Paper and any of its Restricted Subsidiaries) or any Disqualified Stock of Clearwater Paper, except a payment required at the Stated Maturity thereof; or

(4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(a) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(b) Clearwater Paper would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Clearwater Paper and its Restricted Subsidiaries since the Reference Date (excluding Restricted Payments permitted by clauses (2) through (9) and (12) of the next succeeding paragraph), is less than the sum, without duplication, of:

(i) 50% of the Consolidated Net Income of Clearwater Paper for the period (taken as one accounting period) from July 1, 2009 to the end of Clearwater Paper’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(ii) 100% of the aggregate net cash proceeds received by Clearwater Paper since the Reference Date as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests of Clearwater Paper or from the issue or sale of convertible or exchangeable Disqualified Stock of Clearwater Paper or convertible or exchangeable debt securities of Clearwater Paper, in each case that have been converted into or exchanged for Qualifying Equity Interests of Clearwater Paper (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of Clearwater Paper); plus

(iii) to the extent that any Restricted Investment that was made after the Reference Date is (a) sold for cash or otherwise cancelled, liquidated or repaid for cash, or (b) made in an entity that subsequently becomes a Restricted Subsidiary of Clearwater Paper, the initial amount of such Restricted Investment (or, if less, the amount of cash received upon repayment or sale); plus

(iv) to the extent that any Unrestricted Subsidiary of Clearwater Paper designated as such after the Reference Date is redesignated as a Restricted Subsidiary after the Reference Date, the lesser of (a) the Fair Market Value of Clearwater Paper’s Restricted Investment in such Subsidiary as of the date of such redesignation and (b) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Reference Date; plus

(v) 50% of any dividends received in cash by Clearwater Paper or a Restricted Subsidiary of Clearwater Paper after the Reference Date from an Unrestricted Subsidiary of Clearwater Paper, to the extent that such dividends were not otherwise included in the Consolidated Net Income of Clearwater Paper for such period.

The preceding provisions will not prohibit:

(1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

(2) the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Clearwater Paper) of, Equity Interests of Clearwater Paper (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Clearwater Paper; provided that the amount of any such net cash proceeds that are used for any such Restricted Payment will not be considered to be net proceeds of Qualifying Equity Interests for purposes of clause (c)(ii) of the preceding paragraph;

(3) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of Clearwater Paper to the holders of its Equity Interests on a pro rata basis;

(4) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of Clearwater Paper or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee or Permitted Redeemable Stock with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness or Permitted Redeemable Stock;

(5) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Clearwater Paper or any Restricted Subsidiary of Clearwater Paper held by any current or former officer, director or employee of Clearwater Paper or any of its Restricted Subsidiaries pursuant to any employment agreement that has been approved by the Board of Directors of Clearwater Paper or any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.5 million in any 12-month period, not including payments made by an acquiror upon a Change of Control or in connection with payments made pursuant to any such employment agreement;

(6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options, warrants, common stock units, restricted stock, restricted stock units or performance shares to the extent such Equity Interests represent a portion of the exercise price of those stock options and repurchases of Equity Interests deemed to occur upon the withholding of a portion of Equity Interests granted or awarded to an employee or director to pay for the taxes payable by such employee or director upon such grant or award (or settlement or vesting thereof);

(7) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of Clearwater Paper or any preferred stock of any Restricted Subsidiary of Clearwater Paper issued on or after the date of the indenture in accordance with the Fixed Charge Coverage Ratio test described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(8) payments of cash, dividends, distributions, advances or other Restricted Payments by Clearwater Paper or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants, (ii) the settlement or vesting of common stock units, restricted stock, restricted stock units or performance shares, or (iii) the conversion or exchange of Capital Stock of any such Person;

(9) the defeasance, redemption, repurchase or other acquisition of any Indebtedness of Clearwater Paper or any Guarantor that is contractually subordinated to the notes or any Note Guarantee pursuant to provisions substantially similar to those described under the caption “—Repurchase at the Option of Holders” above; provided, however, that the circumstances giving rise to such defeasance, redemption, repurchase or other acquisition shall have constituted a Change of Control or required Clearwater Paper to make an Asset Sale Offer, as applicable, prior to or contemporaneously with such defeasance, redemption, repurchase or other acquisition, Clearwater Paper shall have complied with all applicable provisions described under the caption “—Repurchase at the Option of Holders” above and the purchase price therefor shall not be in excess of the percentage of the principal amount thereof applicable to the notes plus any accrued and unpaid interest thereon;

(10) the payment of any dividend to the holders of Clearwater Paper’s common stock on a pro rata basis, provided that the aggregate amount of such payments may not exceed in any 12-month period $60.0 million;

(11) so long as no Default or Event of Default has occurred and is continuing, the repurchase of Equity Interests in an aggregate amount not to exceed $104.9 million; and

(12) so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed $125.0 million since the date of the indenture.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of any assets or securities proposed to be transferred or issued by Clearwater Paper or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of Clearwater Paper whose resolution with respect thereto will be delivered to the trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $10.0 million.

Incurrence of Indebtedness and Issuance of Preferred Stock

Clearwater Paper will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Clearwater Paper will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Clearwater Paper may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for Clearwater Paper’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness, Disqualified Stock or preferred stock (collectively, “Permitted Debt”):

(1) the incurrence by Clearwater Paper and any Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Clearwater Paper and its Restricted Subsidiaries thereunder), which may be reborrowed, not to exceed at the time of and after giving effect to such incurrence the greater of (i) $200.0 million, (ii) the sum of (x) 85% of eligible accounts receivable and (y) the lesser of 65% of eligible inventory and 85% of the appraised net orderly liquidation value of eligible Inventory, in each case as shown on Clearwater Paper’s most recent balance sheet and (iii) the product of (x) 2.5 and (y) Consolidated EBITDA for the most recently ended four quarter period (for purposes of this clause 1(iii) Consolidated EBITDA will be adjusted on a pro forma basis in the manner set forth in the definition of Fixed Charge Coverage Ratio); less the aggregate amount of all Net Proceeds of Asset Sales applied by Clearwater Paper or any of its Restricted Subsidiaries since the date of the indenture to repay any Indebtedness under a Credit Facility pursuant to the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(2) the incurrence by Clearwater Paper and its Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by Clearwater Paper and the Guarantors of Indebtedness represented by the notes and the related Note Guarantees to be issued on the date of the indenture and the exchange notes and the related Note Guarantees to be issued pursuant to the registration rights agreement;

(4) the incurrence by Clearwater Paper or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of Clearwater Paper or any of its Restricted Subsidiaries, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred and Permitted Redeemable Stock issued to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed an amount equal to the greater of $75.0 million and 7.5% of Clearwater Paper’s Consolidated Net Tangible Assets determined on a pro forma basis at the time of incurrence;

(5) the incurrence by Clearwater Paper or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clause (2), (3), (4), (11), (14), (15), (16) or (17) of this paragraph or this clause (5);

(6) the issuance by Clearwater Paper of Permitted Redeemable Stock, the net proceeds of which are used to refund, refinance or replace (a) Indebtedness that was permitted to be incurred under the first paragraph of this covenant or clause (2), (3), (4), (5), (11), (14), (15), (16) or (17) of this paragraph, (b) Disqualified Stock that was permitted to be issued under the first paragraph of this covenant or (c) Permitted Redeemable Stock that was permitted to be issued under this clause (6);

(7) the incurrence by Clearwater Paper or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Clearwater Paper and any of its Restricted Subsidiaries; provided, however, that:

(a) if Clearwater Paper or any Guarantor is the obligor on such Indebtedness and the payee is not Clearwater Paper or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of Clearwater Paper, or the Note Guarantee, in the case of a Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Clearwater Paper or a Restricted Subsidiary of Clearwater Paper and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Clearwater Paper or a Restricted Subsidiary of Clearwater Paper, will be deemed, in each case, to constitute an incurrence of such Indebtedness by Clearwater Paper or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

(8) the issuance by any of Clearwater Paper’s Restricted Subsidiaries to Clearwater Paper or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than Clearwater Paper or a Restricted Subsidiary of Clearwater Paper; and

(b) any sale or other transfer of any such preferred stock to a Person that is not either Clearwater Paper or a Restricted Subsidiary of Clearwater Paper, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (8);

(9) the incurrence by Clearwater Paper or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(10) the guarantee by Clearwater Paper or any of the Guarantors of Indebtedness of Clearwater Paper or a Restricted Subsidiary of Clearwater Paper to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(11) the incurrence by Clearwater Paper or any of its Restricted Subsidiaries of Indebtedness issuable upon the conversion or exchange of shares of Disqualified Stock, pursuant to the terms of such Disqualified Stock issued in accordance with the first paragraph of this covenant;

(12) the incurrence by Clearwater Paper or any of the Guarantors of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance and surety bonds in the ordinary course of business;

(13) the incurrence by Clearwater Paper or any of the Guarantors of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(14) the incurrence by Clearwater Paper or any of the Guarantors of additional Indebtedness or Disqualified Stock in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred and Permitted Redeemable Stock issued to renew, refund, refinance, replace, defease or discharge any Indebtedness or Disqualified Stock incurred pursuant to this clause (14), not to exceed an amount equal to the greater of $150.0 million and 15% of Clearwater Paper’s Consolidated Net Tangible Assets determined on a pro forma basis at the time of incurrence;

(15) the incurrence by Restricted Subsidiaries that are not Guarantors of additional Indebtedness for purposes of financing working capital in an aggregate principal amount at any time outstanding not to exceed an amount equal to the greater of $75.0 million and 7.5% of Clearwater Paper’s Consolidated Net Tangible Assets determined on a pro forma basis at the time of incurrence;

(16) the incurrence by Clearwater Paper or any of the Guarantors of additional Indebtedness that is subordinated in right of payment to the notes on terms and conditions usual and customary for high yield debt securities in an aggregate principal amount at any time outstanding not to exceed an amount equal to the greater of $150.0 million and 15% of Clearwater Paper’s Consolidated Net Tangible Assets determined on a pro forma basis at the time of incurrence; and

(17) Indebtedness of (A) Clearwater Paper or any Restricted Subsidiary incurred to finance or refinance, or otherwise incurred in connection with, any acquisition of assets (including Capital Stock), business or Person, or any merger or consolidation of any Person with or into Clearwater Paper or any Restricted Subsidiary, or (B) any Person that is acquired by or merged or consolidated with or into Clearwater Paper or any Restricted Subsidiary (including Indebtedness thereof incurred in connection with any such acquisition, merger or consolidation), provided that on the date of such acquisition, merger or consolidation, after giving effect thereto, either (1) Clearwater Paper could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of this section above or (2) the Fixed Charge Coverage Ratio of Clearwater Paper would equal or exceed the Fixed Charge Coverage Ratio of Clearwater Paper immediately prior to giving effect thereto.

Clearwater Paper will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Clearwater Paper or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Clearwater Paper solely by virtue of being unsecured or by virtue of being secured on junior priority basis.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, the outstanding principal amount of any particular Indebtedness shall be counted only once and any obligation arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded. In the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (17) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Clearwater Paper will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this covenant; provided that, in each such case, the amount of any such accrual, accretion or payment is included in Fixed Charges of Clearwater Paper as accrued. For purposes of determining compliance with any U.S. dollar denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be used, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Clearwater Paper or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations In exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the Fair Market Value of such assets at the date of determination; and

(b) the amount of the Indebtedness of the other Person.

Liens

Clearwater Paper will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except Permitted Liens.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

Clearwater Paper will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to Clearwater Paper or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Clearwater Paper or any of its Restricted Subsidiaries;

(2) make loans or advances to Clearwater Paper or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to Clearwater Paper or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, restatements, modifications, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

(2) the indenture, the notes and the Note Guarantees;

(3) agreements governing other Indebtedness or Equity Interests permitted to be incurred under the provisions of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are not materially more restrictive, taken as a whole, than those contained in the indenture, the notes and the Note Guarantees;

(4) applicable law, rule, regulation or order;

(5) any instrument governing Indebtedness or Equity Interests of a Person acquired by Clearwater Paper or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred or such Equity Interests were issued in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(6) customary non-assignment provisions in leases, contracts and licenses entered into in the ordinary course of business;

(7) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(8) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(9) Permitted Refinancing Indebtedness and Permitted Redeemable Stock; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness and Permitted Redeemable Stock are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10) Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Certain Covenants—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(11) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment), which limitation is applicable only to the assets that are the subject of such agreements; and

(12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Merger, Consolidation or Sale of Assets

Clearwater Paper will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Clearwater Paper is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Clearwater Paper and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either:

(a) Clearwater Paper is the surviving corporation; or

(b) the Person formed by or surviving any such consolidation or merger (if other than Clearwater Paper) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the notes is a corporation organized or existing under any such laws;

(2) the Person formed by or surviving any such consolidation or merger (if other than Clearwater Paper) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Clearwater Paper under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

(3) immediately after such transaction, no Default or Event of Default exists; and

(4) Clearwater Paper or the Person formed by or surviving any such consolidation or merger (if other than Clearwater Paper), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” In addition, Clearwater Paper will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person. This “Merger, Consolidation or Sale of Assets” covenant will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Clearwater Paper and its Restricted Subsidiaries. Clauses (3) and (4) of the first paragraph of this covenant will not apply to

(a) any merger or consolidation of Clearwater Paper with or into one of its Restricted Subsidiaries for any purpose or

(b) with or into an Affiliate solely for the purpose of reincorporating Clearwater Paper in another jurisdiction.

Transactions with Affiliates

Clearwater Paper will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Clearwater Paper (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10.0 million, unless:

(1) the Affiliate Transaction is on terms that are no less favorable to Clearwater Paper or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Clearwater Paper or such Restricted Subsidiary with an unrelated Person; and

(2) Clearwater Paper delivers to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of Clearwater Paper set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Clearwater Paper; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an opinion as to the fairness to Clearwater Paper or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement, employee compensation or benefit plan, officer or director indemnification agreement or any similar arrangement (and any payments pursuant thereto) entered into by Clearwater Paper or any of its Restricted Subsidiaries in the ordinary course of business;

(2) transactions between or among Clearwater Paper or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of Clearwater Paper) that is an Affiliate of Clearwater Paper solely because Clearwater Paper owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements, relocation programs or otherwise) of officers, directors, employees or consultants of Clearwater Paper or any of its Restricted Subsidiaries;

(5) the grant of equity incentives or similar rights to employees and directors of Clearwater Paper pursuant to plans approved by Clearwater Paper’s Board of Directors or a committee thereof comprised solely of independent directors;

(6) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by Clearwater Paper’s Board of Directors or a committee thereof comprised solely of independent directors;

(7) any issuance of Equity Interests (other than Disqualified Stock) of Clearwater Paper to Affiliates of Clearwater Paper;

(8) Restricted Payments that do not violate the provisions of the indenture described above under the caption “—Certain Covenants—Restricted Payments”; and

(9) loans or advances to employees in the ordinary course of business not to exceed $2.5 million in the aggregate at any one time outstanding.

Business Activities

Clearwater Paper will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Clearwater Paper and its Restricted Subsidiaries taken as a whole.

Additional Note Guarantees

If Clearwater Paper or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary that is a Domestic Subsidiary after the date of the indenture, then that newly acquired or created Restricted Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 10 business days of the date on which it was acquired or created; provided that any such Restricted Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it no longer constitutes an Immaterial Subsidiary.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of Clearwater Paper may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Clearwater Paper and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Certain Covenants—Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by Clearwater Paper. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Clearwater Paper may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of Clearwater Paper as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of Clearwater Paper’s Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter no longer constitute an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Clearwater Paper as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,”

Clearwater Paper will be in default of such covenant. The Board of Directors of Clearwater Paper may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Clearwater Paper; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Clearwater Paper of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period and (2) no Default or Event of Default would be in existence following such designation.

Limitation on Sale and Leaseback Transactions

Clearwater Paper will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Clearwater Paper or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

(1) Clearwater Paper or that Restricted Subsidiary, as applicable, could have

(a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and

(b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “—Certain Covenants—Liens”;

(2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of Clearwater Paper and set forth in an officers’ certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

(3) the transfer of assets in that sale and leaseback transaction is permitted by, and Clearwater Paper applies the proceeds of such transaction in compliance with, the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Payments for Consent

Clearwater Paper will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Clearwater Paper will furnish to the holders of notes or cause the trustee to furnish to the holders of notes (or file with the SEC for public availability), within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if Clearwater Paper were required to file such reports; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if Clearwater Paper were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on Clearwater Paper’s consolidated financial statements by Clearwater Paper’s certified independent accountants. In addition, Clearwater Paper will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

If, at any time after consummation of the exchange offer contemplated by the registration rights agreement, Clearwater Paper is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Clearwater Paper will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. Clearwater Paper will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept Clearwater Paper’s filings for any reason, Clearwater Paper will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if Clearwater Paper were required to file those reports with the SEC.

If Clearwater Paper has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Clearwater Paper and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Clearwater Paper.

In addition, Clearwater Paper and the Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, Clearwater Paper will be deemed to have furnished the reports referred to above to the trustee and the holders if Clearwater Paper has filed such reports with the SEC via the EDGAR filing system (or any successor thereto, including Interactive Data Electronic Applications) and such reports are publicly available.

In the event that any direct or indirect parent of Clearwater Paper is or becomes a Note Guarantor, the indenture will permit Clearwater Paper to satisfy its obligations in this covenant with respect to financial information relating to Clearwater Paper by furnishing financial information relating to such direct or indirect parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than Clearwater Paper and its Subsidiaries, on the one hand, and the information relating to Clearwater Paper, the Note Guarantors and the other Subsidiaries of Clearwater Paper on a standalone basis, on the other hand.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on the notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

(3) failure by Clearwater Paper or any of its Restricted Subsidiaries to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales,” “—Certain Covenants—Restricted Payments,” “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” or “—Certain Covenants—Merger, Consolidation or Sale of Assets,” which failure cannot be remedied or, if such failure can be remedied, is not remedied within 30 days after the date on which notice thereof requiring Clearwater Paper to remedy the same has been given to Clearwater Paper by the trustee or the holders of at least 25% in aggregate outstanding principal amount of the notes then outstanding voting as a single class;

(4) failure by Clearwater Paper or any of its Restricted Subsidiaries for 60 days after notice to Clearwater Paper by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Clearwater Paper or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Clearwater Paper or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

(6) failure by Clearwater Paper or any of its Restricted Subsidiaries to pay, bond, discharge or have stayed final, non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25.0 million, which judgments are not paid, bonded, discharged or stayed for a period of 60 days;

(7) except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

(8) certain events of bankruptcy or insolvency described in the indenture with respect to Clearwater Paper or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Clearwater Paper, any Restricted Subsidiary of Clearwater Paper that is a Significant Subsidiary or any group of Restricted Subsidiaries of Clearwater Paper that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1) such holder has previously given the trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

(3) such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding notes by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the notes.

Clearwater Paper is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Clearwater Paper is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of Clearwater Paper or any Guarantor, as such, will have any liability for any obligations of Clearwater Paper or the Guarantors under the notes, the indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

Clearwater Paper may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, on, such notes when such payments are due from the trust referred to below;

(2) Clearwater Paper’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, Clearwater Paper’s and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the indenture. In addition, Clearwater Paper may, at its option and at any time, elect to have the obligations of Clearwater Paper and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, all Events of Default described under “—Events of Default and Remedies” (except those relating to payments on the notes or bankruptcy, receivership, rehabilitation or insolvency events) will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) Clearwater Paper must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, Clearwater Paper must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, Clearwater Paper must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that

(a) Clearwater Paper has received from, or there has been published by, the Internal Revenue Service a ruling or

(b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, Clearwater Paper must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness) and the granting of Liens to secure such borrowings);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which Clearwater Paper or any of the Guarantors is a party or by which Clearwater Paper or any of the Guarantors is bound;

(6) Clearwater Paper must deliver to the trustee an officers’ certificate stating that the deposit was not made by Clearwater Paper with the intent of preferring the holders of notes over the other creditors of Clearwater Paper with the intent of defeating, hindering, delaying or defrauding any creditors of Clearwater Paper or others; and

(7) Clearwater Paper must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture or the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture or the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in money other than that stated in the notes;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium, if any, on, the notes;

(7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8) release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, Clearwater Paper, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of Clearwater Paper’s or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of Clearwater Paper’s or such Guarantor’s assets, as applicable;

(4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6) to conform the text of the indenture, the Note Guarantees or the notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, the Note Guarantees or the notes, which intent may be evidenced by an officers’ certificate to that effect;

(7) to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the date of the indenture; or

(8) to allow any Guarantor to execute a supplemental indenture or a Note Guarantee with respect to the Notes.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

(a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Clearwater Paper, have been delivered to the trustee for cancellation; or

(b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, and Clearwater Paper or any Guarantor has irrevocably deposited or caused to be deposited with the trustee, as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) in respect of clause 1(b), no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Clearwater Paper or any Guarantor is a party or by which Clearwater Paper or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3) Clearwater Paper or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4) Clearwater Paper has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, Clearwater Paper must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of Clearwater Paper or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The indenture and the notes are governed by, and will be construed in accordance with, the laws of the State of New York.

Certain Definitions Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the note; and

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the note at February 1, 2018 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the note through February 1, 2018 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of the note.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights by Clearwater Paper or any of Clearwater Paper’s Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Clearwater Paper and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2) the issuance of Equity Interests by any of Clearwater Paper’s Restricted Subsidiaries or the sale by Clearwater Paper or any of Clearwater Paper’s Restricted Subsidiaries of Equity Interests in any of Clearwater Paper’s Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $7.5 million;

(2) a transfer of assets between or among Clearwater Paper and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of Clearwater Paper to Clearwater Paper or to a Restricted Subsidiary of Clearwater Paper ;

(4) the sale, lease or other transfer of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of Clearwater Paper , no longer economically practicable to maintain or useful in the conduct of the business of Clearwater Paper and its Restricted Subsidiaries taken as whole);

(5) licenses and sublicenses by Clearwater Paper or any of its Restricted Subsidiaries of software or intellectual property in the ordinary course of business;

(6) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(7) the granting of Liens not prohibited by the covenant described above under the caption “—Certain Covenants—Liens”;

(8) the sale or other disposition of cash or Cash Equivalents; and

(9) a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” of any Person means:

(1) in the case of a corporation, corporate stock of the specified Person;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock of the specified Person;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests of the specified Person; and

(4) any other interest or participation that confers on another Person the right to receive a share of the profits and losses of, or distributions of assets of, the specified Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock, of the specified Person.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within six months after the date of acquisition; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Clearwater Paper and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act));

(2) the adoption of a plan relating to the liquidation or dissolution of Clearwater Paper ;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Clearwater Paper , measured by voting power rather than number of shares; provided, however, such person shall not be deemed to be such a Beneficial Owner of shares tendered pursuant to a tender offer or exchange offer paid by or on behalf of that person or any Affiliate of that person until the tendered shares are accepted for purchase or exchange;

(4) Clearwater Paper consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Clearwater Paper , in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Clearwater Paper or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Clearwater Paper outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such surviving or transferee Person or the direct or indirect parent of such surviving or transferee Person (immediately after giving effect to such transaction); or

(5) the first day on which a majority of the members of the Board of Directors of Clearwater Paper are not Continuing Directors.

“Change of Control Offer” has the meaning assigned to that term in the indenture governing the notes.

“Consolidated Current Liabilities” means, with respect to any specified Person as of any date of determination, the aggregate amount of liabilities of such Person and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating:

(1) all intercompany items between such Person and any Restricted Subsidiary or between Restricted Subsidiaries; and

(2) all current maturities of long-term debt.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to any extraordinary loss plus any net loss realized by the specified Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of the specified Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the Fixed Charges of the specified Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4) any foreign currency translation losses (including losses related to currency remeasurements of Indebtedness) of the specified Person and its Restricted Subsidiaries for such period, to the extent that such losses were taken into account in computing such Consolidated Net Income; plus

(5) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of the specified Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; minus

(6) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of Clearwater Paper will be added to Consolidated Net Income to compute Consolidated EBITDA of Clearwater Paper only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Clearwater Paper by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

(1) all extraordinary gains (but not losses) and all gains (but not losses) realized in connection with any Asset Sale or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain, will be excluded;

(2) the net income (but not loss) of any Person other than the specified Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the specified Person;

(3) the net income (but not loss) of any Restricted Subsidiary of the specified Person will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(4) the cumulative effect of a change in accounting principles will be excluded; and

(5) non-cash gains and losses attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Statement No. 133 will be excluded.

“Consolidated Net Tangible Assets” means, with respect to any specified Person as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of such Person and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of such Person and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

(1) the excess of cost over fair market value of assets or businesses acquired;

(2) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of such Person immediately preceding the date of the indenture as a result of a change in the method of valuation in accordance with GAAP;

(3) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

(4) minority interests in consolidated Subsidiaries held by Persons other than the specified Person or any Restricted Subsidiary;

(5) treasury stock;

(6) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

(7) Investments in and assets of Unrestricted Subsidiaries “continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Clearwater Paper who:

(1) was a member of such Board of Directors on the date of the indenture; or

(2) was nominated for election or elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by specific vote or by approval of Clearwater Paper’s proxy statement in which such member was named as a nominee for election as a director).

“Credit Agreement” means that certain Loan and Security Agreement, dated as of November 26, 2008, by and among Clearwater Paper, Bank of America, N.A., as administrative agent for the lenders, and the lenders party thereto, providing for up to $150.0 million of revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Clearwater Paper to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Clearwater Paper may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that Clearwater Paper and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary of Clearwater Paper that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of Clearwater Paper.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public sale either (1) of Equity Interests of Clearwater Paper by Clearwater Paper (other than Disqualified Stock and other than to a Subsidiary of Clearwater Paper) or (2) of Equity Interests of a direct or indirect parent entity of Clearwater Paper (other than to Clearwater Paper or a Subsidiary of Clearwater Paper ) to the extent that the net proceeds therefrom are contributed to the common equity capital of Clearwater Paper .

“Existing Indebtedness” means all Indebtedness of Clearwater Paper and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of Clearwater Paper (unless otherwise provided in the indenture).

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (in accordance with Regulation S-X under the Securities Act) to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of such period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date (each such event, for purposes of this definition, a “pro forma event”), will be calculated giving pro forma effect to any such acquisition, merger, consolidation, related financing transaction or increase in ownership of Restricted Subsidiaries (and the associated changes in Fixed Charges and the change in Consolidated EBITDA resulting therefrom) as if it had occurred on the first day of the four-quarter reference period;

(2) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of such Person to the extent consistent with Regulation S-X under the Securities Act, including the amount of cost savings and operating expense reductions for which specified actions were taken or committed to be taken within 12 months after the closing date of such pro forma event and have been realized or are expected to be realized within 12 months after the closing date of such pro forma event (calculated on a pro forma basis as though such cost savings and operating expense reductions had been realized on the first day of such period and as if such cost savings and operating expense reductions were realized during the entirety of such period) relating to such pro forma event, net of the amount of actual benefits realized during such period from such actions; provided that (A) a duly completed certificate signed by the chief financial officer of such Person shall be delivered to the Trustee certifying that and setting forth in detail (x) such cost savings and operating expense reductions are reasonably expected and factually supportable in the good faith judgment of such Person, (y) such actions are to be taken within 12 months after the consummation of the acquisition or disposition, which is expected to result in such cost savings and expense reductions, (B) no cost savings or operating expense reductions shall be added pursuant to this defined term to the extent duplicative of any expense or charges otherwise added to Consolidated EBITDA, whether a pro forma adjustment or otherwise, for such period, (C) the aggregate amount of cost savings and operating expense reductions added pursuant to this definition in any period of four consecutive fiscal quarters shall not exceed $20.0 million for such period and (D) projected amounts (and not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this definition to the extent occurring more than four full fiscal quarters after the specified action take in order to realize such projected cost savings and operating expense reductions.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Clearwater Paper (other than Disqualified Stock) or to Clearwater Paper or a Restricted Subsidiary of Clearwater Paper, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means any Subsidiary of Clearwater Paper that executes a Note Guarantee in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose book value of its total assets, as of that date, is less than $500,000 and whose total revenues for the most recent 12-month period do not exceed $500,000; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of Clearwater Paper.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Investment” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Clearwater Paper or any Restricted Subsidiary of Clearwater Paper sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Clearwater Paper such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Clearwater Paper, Clearwater Paper will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Clearwater Paper’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by Clearwater Paper or any Restricted Subsidiary of Clearwater Paper of a Person that holds an Investment in a third Person will be deemed to be an Investment by Clearwater Paper or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by Clearwater Paper or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither Clearwater Paper nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; and

(2) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Clearwater Paper or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary).

“Note Guarantee” means the Guarantee by each Guarantor of Clearwater Paper’s obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Permitted Business” means any business that is the same as, similar in nature to, or reasonably related, ancillary or complementary to, or a reasonable extension, development or expansion of, any of the businesses in which Clearwater Paper and its Restricted Subsidiaries are engaged on the date of the indenture, in each case, as determined in good faith by Clearwater Paper.

“Permitted Investments” means:

(1) any Investment in Clearwater Paper or in a Restricted Subsidiary of Clearwater Paper;

(2) any Investment in Cash Equivalents;

(3) any Investment by Clearwater Paper or any Restricted Subsidiary of Clearwater Paper in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of Clearwater Paper; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Clearwater Paper or a Restricted Subsidiary of Clearwater Paper;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Clearwater Paper;

(6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of Clearwater Paper or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(7) Investments represented by Hedging Obligations;

(8) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits;

(9) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses, contribution or leases of intellectual property, in any case, in the ordinary course of business;

(10) Investments in Permitted Joint Ventures and Unrestricted Subsidiaries in an amount not to exceed, together with the amount of all other Investments outstanding under this clause (10) at the time of such Investment and after giving pro forma effect thereto, the greater of $75.0 million and 7.5% of Clearwater Paper’s Consolidated Net Tangible Assets;

(11) loans or advances to employees made in the ordinary course of business of Clearwater Paper or any Restricted Subsidiary of Clearwater Paper in an aggregate principal amount not to exceed $2.5 million at any one time outstanding;

(12) repurchases of the notes;

(13) any guarantee of Indebtedness permitted to be incurred by the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” other than a guarantee of Indebtedness of an Affiliate of Clearwater Paper that is not a Restricted Subsidiary of Clearwater Paper;

(14) any Investment existing on, or made pursuant to binding commitments existing on, the date of the indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of the indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of the indenture or (b) as otherwise permitted under the indenture;

(15) Investments acquired after the date of the indenture as a result of the acquisition by Clearwater Paper or any Restricted Subsidiary of Clearwater Paper of another Person, including by way of a merger, amalgamation or consolidation with or into Clearwater Paper or any of its Restricted Subsidiaries in a transaction that is not prohibited by the covenant described above under the caption “—Merger, Consolidation or Sale of Assets” after the date of the indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation; and

(16) other Investments not covered by clauses (1) through (15) above in any Person other than an Affiliate of Clearwater Paper that is not a Subsidiary of Clearwater Paper having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (16) that are at the time outstanding not to exceed $50.0 million.

“Permitted Joint Ventures” means any arrangement with another Person or Persons, structured as an unincorporated joint venture, partnership, association or limited liability company (i) in which Clearwater Paper or any Restricted Subsidiary owns at least 15% of the outstanding Capital Stock thereof and (ii) which engages only in a Permitted Business.

“Permitted Liens” means:

(1) Liens on assets of Clearwater Paper or any of its Restricted Subsidiaries securing Indebtedness and other Obligations under Credit Facilities that was permitted by the terms of the indenture to be incurred pursuant to clause (1) of the definition of Permitted Debt or securing Hedging Obligations related thereto or securing Obligations with regard to Treasury Management Arrangements;

(2) Liens in favor of Clearwater Paper or the Guarantors;

(3) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of Clearwater Paper or is merged with or into or consolidated with Clearwater Paper or any Restricted Subsidiary of Clearwater Paper; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of Clearwater Paper or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of Clearwater Paper or is merged with or into or consolidated with Clearwater Paper or any Restricted Subsidiary of Clearwater Paper;

(4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by Clearwater Paper or any Subsidiary of Clearwater Paper; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

(5) Liens or deposits made in the ordinary course of business to secure the performance of tenders, bids, leases, contracts (except those related to borrowed money), statutory obligations, insurance, surety or appeal bonds, workers compensation obligations, performance bonds or other obligations of a like nature (including Liens to secure letters of credit issued to assure payment of such obligations) or arising as a result of progress payments under government contracts;

(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with or financed by such Indebtedness;

(7) Liens existing on the date of the indenture;

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9) Liens imposed by law, such as carriers’, warehousemen’s, suppliers’, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(10) leases or subleases of real estate, survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(11) Liens created for the benefit of (or to secure) the notes (or the Note Guarantees);

(12) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

(a) the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(13) Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(14) filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(15) bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(16) Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(17) Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such Inventory or other goods;

(18) grants of software and other technology licenses in the ordinary course of business;

(19) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(20) Liens in connection with escrow deposits made in connection with any acquisition of assets;

(21) Liens arising in the ordinary course of business in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(22) Liens incurred in the ordinary course of business of Clearwater Paper or any Restricted Subsidiary of Clearwater Paper with respect to obligations that do not exceed at any time outstanding an amount equal to the greater of $100.0 million and 10% of Clearwater Paper’s Consolidated Net Tangible Assets determined on a pro forma basis at the time of incurrence; and

(23) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (1) through (22); provided that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien extended, renewed or replaced and shall not extend to any other property other than such item of property originally covered by such Lien or by improvement thereof or additions or accessions thereto.

“Permitted Redeemable Stock” means any Disqualified Stock of Clearwater Paper issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness (other than intercompany indebtedness) or other Disqualified Stock or Permitted Redeemable Stock of Clearwater Paper; provided that:

(1) the stated redemption value of such Permitted Redeemable Stock does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness, or the stated redemption value of the Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on such Indebtedness or dividends on or other payments in respect of such Disqualified Stock, and the amount of all expenses and premiums incurred in connection therewith); and

(2) such Permitted Redeemable Stock has:

(a) a final maturity date or mandatory redemption date later than

(i) the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; or

(ii) the maturity date or mandatory redemption date of the Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded; and

(b) a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness or the Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded; provided further that if such Permitted Redeemable Stock permits the holders thereof to require Clearwater Paper to repurchase or redeem such Permitted Redeemable Stock at the option of the holder prior to the final maturity of the notes, then the terms of such Permitted Redeemable Stock shall also provide that Clearwater Paper may not repurchase or redeem any such Permitted Redeemable Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“Permitted Refinancing Indebtedness” means any Indebtedness of Clearwater Paper or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of Clearwater Paper or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity that is (a) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (b) more than 90 days after the final maturity date of the notes;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) such Indebtedness is incurred either by Clearwater Paper or by the Restricted Subsidiary of Clearwater Paper that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is guaranteed only by Persons who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Qualifying Equity Interests” means Equity Interests of Clearwater Paper other than Disqualified Stock.

“Reference Date” means October 22, 2010.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

“Stated Maturity” means, with respect to any installment of interest or principal or other distribution on any Indebtedness or any Disqualified Stock, the date on which the payment thereof was scheduled to be paid in the documentation governing such Indebtedness or Disqualified Stock as in effect on the date of its issuance, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the dates originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership or limited liability company of which

(a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and

(b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to February 1, 2018; provided, however, that if the period from the redemption date to February 1, 2018, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means any Subsidiary of Clearwater Paper that is designated by the Board of Directors of Clearwater Paper as an Unrestricted Subsidiary of Clearwater Paper pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by the covenant described above under the caption “—Certain Covenants—Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with Clearwater Paper or any Restricted Subsidiary of Clearwater Paper unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Clearwater Paper or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Clearwater Paper;

(3) is a Person with respect to which neither Clearwater Paper nor any of its Restricted Subsidiaries has any direct or indirect obligation

(a) to subscribe for additional Equity Interests or

(b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Clearwater Paper or any of its Restricted Subsidiaries.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means:

(1) when applied to any Indebtedness at any date, the number of years obtained by dividing:

(a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(b) the then outstanding principal amount of such Indebtedness; and

(2) when applied to any Disqualified Stock (including any Permitted Redeemable Stock) at any date, the number of years obtained by dividing:

(a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity, stated redemption value or other payments in respect of such Disqualified Stock or Permitted Redeemable Stock, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(b) the then outstanding stated redemption value of such Disqualified Stock.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that this prospectus will be made available for 90 days after the date hereof (or until such earlier date when delivery of a prospectus is no longer required) to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the date of this prospectus (or until such earlier date when delivery of a prospectus is no longer required), Clearwater Paper will provide additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. Clearwater Paper will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

Taxation of Holders of the Notes

The following is a summary of material U.S. federal income tax consequences to a holder who exchanges its outstanding notes for exchange notes pursuant to the exchange offer. This summary is based upon existing U.S. federal income tax law, which is subject to change, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation which may be important to particular investors in light of their individual investment circumstances, such as outstanding notes held by investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations (including private foundations) and partnerships and their partners), or to persons that hold the outstanding notes as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for U.S. federal income tax purposes or that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not address any state, local, or non-U.S. tax considerations.

EACH HOLDER SHOULD CONSULT ITS TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF EXCHANGING OUTSTANDING NOTES FOR EXCHANGE NOTES PURSUANT TO THE EXCHANGE OFFER AND OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THE EXCHANGE NOTES.

Exchange of an Outstanding Note for an Exchange Note Pursuant to the Exchange Offer

The exchange of an outstanding note for an exchange note pursuant to the exchange offer will not be a taxable event to holders for U.S. federal income tax purposes. Consequently, a holder of outstanding notes will not recognize gain or loss, for U.S. federal income tax purposes, as a result of exchanging outstanding notes for exchange notes pursuant to the exchange offer. In addition, an exchanging holder will have a holding period in the exchange notes that includes the holding period of the outstanding notes exchanged therefor, such holder’s adjusted tax basis in the exchange notes received will be the same as the adjusted tax basis of the outstanding notes exchanged therefor immediately before such exchange.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-4 that Clearwater Paper filed with the SEC pursuant to the Securities Act. The registration statement covers the exchange notes being offered and Clearwater Paper’s subsidiaries’ guarantees of the exchange notes and encompasses all amendments, exhibits, annexes and schedules to the registration statement. This prospectus does not contain all the information in the exchange offer registration statement. For further information about Clearwater Paper and the exchange offer, reference is made to the registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. For a more complete understanding and description of each contract, agreement or other document filed as an exhibit to the registration statement, you should read the documents contained in the exhibits.

We file periodic reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Mail Stop 2736, Washington, D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

Clearwater Paper Corporation is a Delaware corporation. Our principal executive offices are located at 601 West Riverside, Suite 1100, Spokane, Washington, 99201 and our telephone number at that address is (509) 344-5900. You may find additional information about us and our subsidiaries on our website at http://www.clearwater paper.com. The information contained on or that can be accessed through our website is not incorporated by reference in, and is not part of, this prospectus, and you should not rely on any such information in connection with your investment decision to exchange outstanding notes for exchange notes.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The documents we incorporate by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013;

•

the information contained in our Definitive Proxy Statement on Schedule 14A for our 2013 Annual Meeting of Stockholders and incorporated into Part III of our Annual report on Form 10-K for the fiscal year ended December 31, 2012;

•	our Current Reports on Form 8-K filed with the SEC on January 7, 2013, January 24, 2013, February 14, 2013 and May 9, 2013.

We are also incorporating by reference the documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, other than reports or portions thereof furnished under Item 2.02 or 7.01 on Form 8-K and not specifically incorporated by reference, between the date of this prospectus and the expiration date. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is incorporated in this prospectus modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

LEGAL MATTERS

The validity of the exchange notes and certain of the related guarantees offered hereby, and certain tax matters, will be passed upon for Clearwater Paper by Pillsbury Winthrop Shaw Pittman LLP, San Francisco, California. The validity of the guarantee by Cellu Tissue-CityForest LLC of the exchange notes will be passed upon for Clearwater Paper by Oppenheimer Wolff & Donnelly LLP.

EXPERTS

The consolidated financial statements of Clearwater Paper Corporation as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

CLEARWATER PAPER CORPORATION

OFFER TO EXCHANGE ALL OUTSTANDING

$275,000,000 4.50% Senior Notes due 2023

FOR NEWLY ISSUED, REGISTERED

$275,000,000 4.50% Senior Notes due 2023

PROSPECTUS

            , 2013

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person, including an officer and director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such cooperation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

Each of (i) Article VIII of Clearwater Paper’s Restated Certificate of Incorporation, (ii) Article Eighth of Cellu Tissue Holdings, Inc.’s Amended and Restated Certificate of Incorporation, (iii) Article Eighth of the Certificate of Incorporation of Cellu Tissue Corporation-Neenah, (iv) Article VI of Menominee Acquisition Corporation’s Bylaws, (v) Article Seventh of Cellu Tissue Corporation-Oklahoma City’s Certificate of Incorporation, and (vi) Article VIII of Cellu Tissue-Natural Dam’s Bylaws provides for indemnification of officers and directors to the fullest extent permitted by the Delaware General Corporation Law.

Section 18-108 of the Delaware Limited Liability Company Act, or the DLLC Act, provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to the standards and restrictions, if any, set forth in its limited liability company agreement.

Section 3.4.1 of the Limited Liability Company Agreement of Cellu Tissue LLC, Cellu Tissue-Thomaston, LLC, Clearwater Fiber, LLC and Clearwater Paper-Wiggins, LLC provides that it may indemnify any member, manager, director, officer or other person to the fullest extent permitted by the DLLC Act.

Section 322B.699 of the Minnesota Limited Liability Company Act, or the MLLC Act, provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to the standards and restrictions, if any, set forth in its limited liability company agreement.

Clearwater Paper also maintains insurance policies, for itself and its subsidiaries, which insure its, and its subsidiaries’ officers and directors against certain liabilities. Clearwater Paper has also entered into agreements with its directors and certain of its officers that will require Clearwater Paper, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

Item 21.	Exhibits and Financial Statement Schedules

The attached exhibit index is incorporated by reference herein.

Item 22.	Undertakings

(a) The undersigned registrants (“Registrants”) hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (c)(1)(i) and (c)(1)(ii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the exchange offer.

(d) For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the Registrants undertake that in a primary offering of securities of the Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(e) The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(f) The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning this transaction that was not the subject of and included in the Registration Statement when it became effective.

(g) The undersigned Registrants hereby undertake that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(1) If the Registrants are relying on Rule 430B:

(i) Each prospectus filed by the Registrants pursuant to Rule 424(b)(3)shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

(2) If the Registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on June 4, 2013.

CLEARWATER PAPER CORPORATION

By:	/s/ Linda K. Massman
Linda K. Massman
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appear below constitute and appoint Linda K. Massman, John D. Hertz and Michael S. Gadd, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Linda K. Massman Linda K. Massman	President, Chief Executive Officer and Director (Principal Executive Officer)	June 4, 2013

/s/ John D. Hertz John D. Hertz	Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	June 4, 2013

/s/ Johnathan D. Hunter Johnathan D. Hunter	Vice President, Corporate Controller (Principal Accounting Officer)	June 4, 2013

/s/ Boh A. Dickey Boh A. Dickey	Director and Chair of the Board	June 4, 2013

/s/ Fredric W. Corrigan Fredric W. Corrigan	Director	June 4, 2013

/s/ Beth E. Ford Beth E. Ford	Director	June 4, 2013

/s/ Kevin J. Hunt Kevin J. Hunt	Director	June 4, 2013

/s/ William D. Larsson William D. Larsson	Director	June 4, 2013

/s/ Michael T. Riordan Michael T. Riordan	Director	June 4, 2013

/s/ William T. Weyerhaeuser William T. Weyerhaeuser	Director	June 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on June 4, 2013.

CELLU TISSUE HOLDINGS, INC.
CELLU TISSUE CORPORATION–NATURAL DAM
CELLU TISSUE CORPORATION–NEENAH
CELLU TISSUE LLC
CLEARWATER PAPER–WIGGINS, LLC
MENOMINEE ACQUISITION CORPORATION
CELLU TISSUE–THOMASTON, LLC
CELLU TISSUE–LONG ISLAND, LLC
CELLU TISSUE CORPORATION–OKLAHOMA CITY
CELLU TISSUE–CITYFOREST, LLC
CLEARWATER FIBER, LLC

By:	/s/ Linda K. Massman
Linda K. Massman
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appear below constitute and appoint Linda K. Massman, John D. Hertz and Michael S. Gadd, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Linda K. Massman Linda K. Massman	President, Chief Executive Officer and Director (Principal Executive Officer)	June 4, 2013

/s/ John D. Hertz John D. Hertz	Senior Vice President, Finance, Chief Financial Officer and Director (Principal Financial Officer)	June 4, 2013

/s/ Johnathan D. Hunter Johnathan D. Hunter	Vice President, Corporate Controller (Principal Accounting Officer)	June 4, 2013

/s/ Michael S. Gadd Michael S. Gadd	Director	June 4, 2013

EXHIBITS INDEX

Exhibit	Description of Exhibit
3.1	Restated Certificate of Incorporation of Clearwater Paper Corporation (the “Registrant”), filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on December 18, 2008.

3.2	Amended and Restated Bylaws of the Registrant, filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 18, 2008.

3.3	Amended and Restated Certificate of Incorporation of Cellu Tissue Holdings, Inc., filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-4 originally filed with the Commission on April 29, 2011.

3.4	Amended and Restated Bylaws of Cellu Tissue Holdings, Inc., filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-4 originally filed with the Commission on April 29, 2011.

3.5	Certificate of Incorporation of Cellu Tissue Corporation–Natural Dam, filed as Exhibit 3.5 to the Registrant’s Registration Statement on Form S-4 originally filed with the Commission on April 29, 2011.

3.6	Bylaws of Cellu Tissue Corporation–Natural Dam, filed as Exhibit 3.6 to the Registrant’s Registration Statement on Form S-4 originally filed with the Commission on April 29, 2011.

3.7	Certificate of Incorporation of Cellu Tissue Corporation–Neenah, filed as Exhibit 3.7 to the Registrant’s Registration Statement on Form S-4 originally filed with the Commission on April 29, 2011.

3.8	Bylaws of Cellu Tissue Corporation–Neenah, filed as Exhibit 3.8 to the Registrant’s Registration Statement on Form S-4 originally filed with the Commission on April 29, 2011.

3.9	Certificate of Formation of Cellu Tissue LLC, filed as Exhibit 3.9 to the Registrant’s Registration Statement on Form S-4 originally filed with the Commission on April 29, 2011.

3.10	Limited Liability Company Agreement of Cellu Tissue LLC, filed as Exhibit 3.10 to the Registrant’s Registration Statement on Form S-4 originally filed with the Commission on April 29, 2011.

3.11	Certificate of Incorporation of Menominee Acquisition Corporation, filed as Exhibit 3.13 to the Registrant’s Registration Statement on Form S-4 originally filed with the Commission on April 29, 2011.

3.12	Bylaws of Menominee Acquisition Corporation, filed as Exhibit 3.14 to the Registrant’s Registration Statement on Form S-4 originally filed with the Commission on April 29, 2011.

3.13	Certificate of Formation of Cellu Tissue–Thomaston, LLC, filed as Exhibit 3.19 to the Registrant’s Registration Statement on Form S-4 originally filed with the Commission on April 29, 2011.

3.14	Limited Liability Company Agreement of Cellu Tissue–Thomaston, LLC, filed as Exhibit 3.20 to the Registrant’s Registration Statement on Form S-4 originally filed with the Commission on April 29, 2011.

3.15	Certificate of Formation of Cellu Tissue–Long Island, LLC, filed as Exhibit 3.21 to the Registrant’s Registration Statement on Form S-4 originally filed with the Commission on April 29, 2011.

3.16	Limited Liability Company Agreement of Cellu Tissue–Long Island, LLC, filed as Exhibit 3.22 to the Registrant’s Registration Statement on Form S-4 originally filed with the Commission on April 29, 2011.

3.17	Certificate of Incorporation of Cellu Tissue Corporation–Oklahoma City, filed as Exhibit 3.23 to the Registrant’s Registration Statement on Form S-4 originally filed with the Commission on April 29, 2011.

3.18	Bylaws of Cellu Tissue Corporation–Oklahoma City, filed as Exhibit 3.24 to the Registrant’s Registration Statement on Form S-4 originally filed with the Commission on April 29, 2011.

3.19*	Certificate of Formation of Cellu Tissue–CityForest, LLC.

3.20*	Member Control Agreement of Cellu Tissue–CityForest, LLC.

3.21*	Certificate of Formation of Clearwater Fiber, LLC.

3.22*	Limited Liability Company Agreement of Clearwater Fiber, LLC.

3.23*	Certificate of Formation of Clearwater Paper – Wiggins, LLC.

3.24*	Amended and Restated Limited Liability Company Agreement of Clearwater Paper – Wiggins, LLC.

4.1	Indenture, dated as of October 22, 2010, between the Registrant and U.S. Bank National Association, as trustee, filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Registrant on October 27, 2010.

4.2	Form of 7 1/8% Senior Notes due 2018 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

4.3	Supplemental Indenture, dated December 27, 2010, between each Registrant Guarantor and U.S. Bank National Association, as trustee, filed as Exhibit 4.4 to the Registrant’s Registration Statement on Form S-4 originally filed with the Commission on April 29, 2011.

4.4	Notation of Guarantee, dated December 27, 2010, signed by each Registrant Guarantor, filed as Exhibit 4.5 to the Registrant’s Registration Statement on Form S-4 originally filed with the Commission on April 29, 2011.

4.5	Joinder Agreement, dated December 27, 2010, between each Registrant Guarantor and Banc of America Securities LLC, filed as Exhibit 4.6 to the Registrant’s Registration Statement on Form S-4 originally filed with the Commission on April 29, 2011.

4.6	Indenture dated as of January 23, 2013 between the Registrant and U.S. Bank National Association, as trustee, filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Registrant on January 24, 2013.

4.7	Form of 4.50% Senior Notes due 2023 (included as Exhibit A to the Indenture, filed as Exhibit 4.2 to the Current Report on Form 8-K filed by the Registrant on January 24, 2013.)

4.8	Registration Rights Agreement, dated as of January 23, 2013, by and among the Registrant, the Registrant Guarantors, Goldman Sachs & Co. and Merrill Lynch, Pierce Fenner & Smith Incorporated, as the initial purchasers, filed as Exhibit 4.3 to the Current Report on Form 8-K filed by the Registrant on January 24, 2013.

5.1*	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

5.2*	Opinion of Oppenheimer Wolff & Donnelly LLP.

8.1*	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

21.1	Clearwater Paper Corporation Subsidiaries, filed as Exhibit 21.1 to the Annual Report on Form 10-K filed by the Registrant on February 25, 2013.

23.1*	Consent of KPMG LLP, independent registered public accounting firm.

23.2*	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1 and 8.1).

23.3*	Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit 5.2).

24.1*	Powers of Attorney (included on signature pages hereof).

25.1*	Statement of Eligibility of Trustee.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Notice of Guaranteed Delivery.

99.3*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees.

99.4*	Form of Letter to Clients.

*	Filed herewith